Exhibit 4.1
EXECUTION VERSION
HORIZON LINES, INC.
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent
INDENTURE
Dated as of October 5, 2011
6.00% Series A Convertible Senior Secured Notes due 2017
6.00% Series B Mandatorily Convertible Senior Secured Notes

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EXHIBITS:

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INDENTURE dated as of October 5, 2011 between Horizon Lines, Inc., a Delaware corporation, as issuer (hereinafter sometimes called the “Company,” as more fully set forth in Section 1.01), and U.S. Bank National Association, as trustee and collateral agent (hereinafter sometimes called the “Trustee,” as more fully set forth in Section 1.01).
WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Notes”) and its 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Series B Notes” and, together with the Series A Notes, the “Notes”), initially in an aggregate principal amount of $178,781,456 in the case of the Series A Notes and in an aggregate principal amount of $99,323,032 in the case of the Series B Notes, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
WHEREAS, the Form of the Notes, the certificate of authentication to be borne by each Note, the Form of Conversion Notice, the Form of Change of Control Purchase Notice, the Form of Assignment and Transfer, the Form of Notation of Guarantee to be borne by the Notes and the Form of Supplemental Indenture are to be substantially in the forms hereinafter provided; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions; Interpretations
Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. Unless otherwise noted, references to “U.S. dollars” or “$” shall mean the currency of the United States.

“30 Trading Day VWAP” means the per-share volume weighted average price of the Common Stock for a period of 30 consecutive Trading Days, as calculated on Bloomberg, without regard to after hours trading or any other trading outside of regular trading session trading hours (or, if such volume weighted average price is unavailable via Bloomberg, the average market value of one share of the Common Stock over such 30 Trading Day period determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).
“ABL Facility” means the Credit Agreement, dated as of the Issue Date, among the Company, Horizon Lines, LLC and the other Subsidiaries of the Company party thereto, the various lenders and agents party thereto and Wells Fargo Capital Finance, LLC, as Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities, receivables securitization facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture, or amendment, supplement, modification, renewal, or restatement, that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors. Any agreement or instrument other than the ABL Facility in effect on the Issue Date must be designated in an Officer’s Certificate as an “ABL Facility” for purposes of this Indenture in order to be an ABL Facility.
“ABL Facility Collateral Agent” means Wells Fargo Capital Finance, LLC, as collateral agent under the ABL Facility, and its successors, replacements and/or assigns in such capacity.
“ABL Liens” means all Liens in favor of the ABL Facility Collateral Agent on Collateral securing the ABL Obligations.
“ABL Obligations” means (x) the Indebtedness and other obligations under the ABL Facility and (y) certain hedge obligations, cash management and other bank product obligations owed to a lender or an affiliate of a lender under the ABL Facility and more particularly described in the Intercreditor Agreement.
“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Notes” means additional Series A Notes (other than the initial Notes issued as of the Issue Date) issued under this Indenture in accordance with Section 2.10.
“Additional Shares” shall have the meaning specified in Section 14.08(a).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Applicable Accounting Standards” means, as of the Issue Date, U.S. GAAP; provided, however, that the Company may, upon not less than 60 days’ prior written notice to the Trustee, change to IFRS; provided, however, that notwithstanding the foregoing, if the Company changes to IFRS, it may elect, in its sole discretion, to continue to utilize U.S. GAAP for the purposes of making all calculations under this Indenture that are subject to Applicable Accounting Standards and the notice to the Trustee required upon the change to IFRS shall set forth whether or not the Company intends to continue to use U.S. GAAP for purposes of making all calculations under this Indenture. In the event the Company elects to change to IFRS for purposes of making calculations under this Indenture, references in this Indenture to a standard or rule under U.S. GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.
“Asset Sale” means:
(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Article 5 and not by Section 4.12; and
(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of the Company’s Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Company or one of its Restricted Subsidiaries).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;
(2) a transfer of assets constituting Notes Priority Collateral between or among the Company and the Guarantors;
(3) a transfer of assets that are not Notes Priority Collateral between or among the Company and its Restricted Subsidiaries;
(4) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
(5) the sale or lease of products, services or accounts receivable in the ordinary course of business (which shall include factoring, securitization and similar transactions) and any sale or other disposition of damaged, worn-out or obsolete assets or assets otherwise unsuitable or no longer required for use in the ordinary course of the business of the Company and its Restricted Subsidiaries;
(6) the sale or other disposition of Cash Equivalents not constituting Collateral;
(7) a Restricted Payment that does not violate Section 4.09 or a Permitted Investment;
(8) the licensing or sublicensing of intellectual property or other general intangibles on customary terms in the ordinary course of business and the abandonment of intellectual property which is no longer used or useful in or material to the businesses of the Company and its Restricted Subsidiaries;
(9) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of inventory and other assets in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their disposition, or accounts receivable in connection with the compromise, settlement or collection thereof;
(10) a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;
(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive factoring or similar arrangements or the unwinding of any Hedging Obligations;

(12) any sale of Equity Interests in, or other ownership interests in or assets or property, including Indebtedness, or other securities of, an Unrestricted Subsidiary;
(13) (a) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Permitted Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company and (b) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company; provided that if the assets transferred pursuant to this clause (13) are Notes Priority Collateral the assets received in exchange therefor shall be Notes Priority Collateral;
(14) any sale, conveyance or other disposition of assets of any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary, except to the extent that the proceeds thereof are distributed in cash or Cash Equivalents to the Company or a Wholly-Owned Restricted Subsidiary;
(15) any foreclosure or any similar action with respect to the property or other assets of the Company or any Restricted Subsidiary;
(16) the sublease or assignment to third parties of leased facilities;
(17) a Casualty or Condemnation Event whose proceeds are subject to Section 4.12;
(18) the sale of interests in a joint venture pursuant to customary put-call or buy-sell arrangements; and
(19) the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of Section 4.14.
Notwithstanding the foregoing, the Company may voluntarily treat any transaction otherwise exempt from the definition of “Asset Sale” pursuant to clauses (1) through (19) above as an “Asset Sale” by designating such transaction as an Asset Sale for purposes of this Indenture in an Officer’s Certificate delivered to the Trustee.
“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with Applicable Accounting Standards; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of bankruptcy of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2) with respect to a partnership, the board of directors of the general partner of the partnership;
(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4) with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification.
“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Applicable Accounting Standards, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:
(1) in the case of a corporation, corporate stock or American Depository Shares (or receipts issued in evidence thereof) representing interests in such corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof;
(2) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-2” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), or at least “P-2” by Moody’s Investors Service, Inc. (“Moody’s”) or any respective successor agency;
(3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s or any respective successor agency;
(4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition;
(5) demand and time deposits with a domestic commercial bank that is a member of the Federal Reserve System that are FDIC insured;
(6) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5); and

(7) in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in local currency held by such Foreign Subsidiary from time to time in the ordinary course of business.
“Casualty or Condemnation Event” means any taking under power of eminent domain or similar proceeding and any insured loss, in each case, relating to property or other assets that constituted Collateral owned by the Company or a Restricted Subsidiary.
“Change of Control” means the occurrence of any of the following:
(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its respective Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
(2) the adoption of a plan relating to the liquidation or dissolution of the Company (other than a plan of liquidation of the Company that is a liquidation for tax purposes only);
(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;
(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);
(5) the first day on which a majority of the members of the Board of Directors of the Company, are not Continuing Directors; or
(6) a “Change of Control” occurs under the First-Lien Notes Indenture or the Second-Lien Notes Indenture.

Notwithstanding the foregoing: (A) any holding company whose only significant asset is Equity Interests of the Company or any of its direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (2) above; (B) the transfer of assets between or among the Restricted Subsidiaries and the Company shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (D) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; (E) a transaction in which the Company or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “Other Transaction Party”) shall not constitute a Change of Control if (a) the shareholders of the Company or such direct or indirect parent of the Company as of immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the Company or such direct or indirect parent of the Company, immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than a Other Transaction Party (but including any of the Beneficial Owners of the Equity Interests of the Other Transaction Party), Beneficially Owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company or the Other Transaction Party; and (F) the Transactions shall not constitute a Change of Control.
“Change of Control Offer” means an offer to purchase the Notes made pursuant to Section 4.16 in respect of a Change of Control.
“Change of Control Purchase Date” means a date specified by the Company that is not less than 20 or more than 35 calendar days following the date of the Change of Control Purchase Notice.
“Change of Control Purchase Expiration Time” shall have the meaning specified in Section 4.16(e).
“Change of Control Purchase Notice” shall have the meaning specified in Section 4.16(b).
“Change of Control Purchase Price” shall have the meaning specified in Section 4.16(b).
“Change of Control Repurchase Right” shall have the meaning specified in Section 4.16(a).
“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.
“close of business” means 5:00 p.m. (New York City time).
“Collateral” has the meaning given to such term by the Intercreditor Agreement.

“Collateral Agent” means the Trustee under this Indenture, in its capacity as collateral agent for itself, the Holders of the Notes and the holders of Permitted Additional Pari Passu Obligations, together with its successors and assigns in such capacity.
“Collateral Proceeds Account” means a deposit account or securities account established with the Collateral Agent for purposes of holding the Net Proceeds of an Asset Sale, or Casualty or Condemnation Event, of, Notes Priority Collateral pending release in accordance with Section 16.08.
“Commission” means the Securities and Exchange Commission.
“Common Stock” means common stock of the Company, par value $0.01 per share, at the date of this Indenture.
“Common Stock Equivalent” means any security that is by its terms convertible into or exchangeable for shares of Common Stock or another Common Stock Equivalent, and any option, warrant or other subscription or purchase right with respect to shares of Common Stock.
“Common Stock Trading Price” means, with respect to an issuance or sale of Common Stock or Common Stock Equivalents, the Daily VWAP per share of Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement of such issuance or sale.
“Company” means Horizon Lines, Inc., a Delaware corporation, and subject to the provisions of Article 5, shall include its successors and assigns.
“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, Chief Financial Officer, President, Executive Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.
“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries and all franchise taxes for such period, to the extent that such amounts were deducted in computing such Consolidated Net Income; plus
(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting), but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus
(4) the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus
(5) business optimization expenses, streamlining costs, exit or disposal costs, facilities closure costs and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, headcount reductions, systems establishment costs, payroll, relocation and contract termination charges), provided that the amount of cash charges added back under this clause (5) with respect to any actions initiated following the Issue Date, shall not exceed, in the aggregate, 10% of Consolidated Cash Flow (prior to giving effect to the addition of such amount) for such period; plus
(6) (i) unusual or nonrecurring charges, expenses or other items, (ii) charges, expenses or other items in connection with any restructuring, acquisition, disposition, equity issuance or debt incurrence, and (iii) non-recurring out-of-pocket charges, expenses or other items related to and consisting of legal settlements and/or judgments, in all cases whether or not consummated and to the extent deducted in computing such Consolidated Net Income (for the avoidance of doubt, for purposes of this clause (6), charges, expenses or other items with respect to multiple proceedings shall be deemed to be “non-recurring” if the underlying facts giving rise to the proceedings are themselves unrelated and not reasonably likely to recur within any of the next two fiscal years); plus
(7) any impairment charges or asset write-offs, in each case pursuant to Applicable Accounting Standards, and the amortization of intangibles arising pursuant to Applicable Accounting Standards; minus
(8) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with Applicable Accounting Standards.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with Applicable Accounting Standards and without any reduction in respect of preferred stock dividends; provided that:
(1) all extraordinary gains and losses and all gains and losses realized in connection with any asset disposition or the disposition of securities or the early extinguishment of Indebtedness or Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;
(2) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(3) solely for the purpose of determining the amount available for Restricted Payments under Section 4.09(a), the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;
(4) the cumulative effect of a change in accounting principles will be excluded;
(5) notwithstanding clause (2) above, the net income of any Unrestricted Subsidiary will be excluded except to the extent received by the specified Person or one of its Restricted Subsidiaries;
(6) any (a) one-time non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill will be excluded;
(7) any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resolution from Hedging Obligations for currency exchange risk entered in relation with Indebtedness) will be excluded;

(8) any unrealized net after-tax income (loss) from Hedging Obligations or cash management Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments in the ordinary course shall be excluded;
(9) non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” shall be excluded;
(10) any charges resulting from the application of (i) Accounting Standards Codification Topic 805 “Business Combinations,” (ii) Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” (iii) Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition,” (iv) Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” or (v) Accounting Standards Codification Topic 835-30 “Interest-Imputation of Interest—Interest on Receivables and Payables,” with respect to deferred payments in respect of settlements of litigations or investigations, in each case, shall be excluded;
(11) all charges, costs and expenses relating to the Transactions or relating to the closure of the FSX Service; and
(12) all net after-tax charges or expenses with respect to curtailments, discontinuations or modifications to pension and post-retirement employee benefit plans will be excluded.
“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:
(1) was a member of such Board of Directors on the Issue Date; or
(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Conversion Agent” shall have the meaning specified in Section 4.02.
“Conversion Date” means (i) in the case of the Series A Notes, the date on which a Holder satisfies all of the applicable requirements for conversion set forth in Section 14.02 and (ii) in the case of the Series B Notes, the date such Notes are converted in accordance with Section 14.04.
“Conversion Notice” has the meaning specified in Section 14.02(b).

“Conversion Rate” means the Series A Conversion Rate or the Series B Conversion Rate, as applicable.
“Convertible Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Convertible Note Obligations and any Permitted Additional Pari Passu Obligations.
“Convertible Note Obligations” means the obligations of the Company and any other obligor under the Note Documents to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations (including, without limitation, payment of fees and expenses of the Trustee and Collateral Agent, including fees and expenses of their agents, attorneys and professional advisors) to the Trustee, the Collateral Agent and the holders under the Note Documents, according to the respective terms thereof.
“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, currently at U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, NY 10005, Corporate Trust Services or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).
“Credit Facilities” means one or more debt facilities or commercial paper facilities (including without limitation the credit facilities provided under ABL Facility), in each case, with banks or other lenders or credit providers or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, capital leases, letters of credit or issuances of senior secured notes, including any related notes, guarantees, indentures, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities to institutional investors) in whole or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including into one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility. Any agreement or instrument other than the ABL Facility in effect on the Issue Date must be designated in an Officer’s Certificate as a “Credit Facility” for purposes of this Indenture in order to be a Credit Facility.

“Custodian” means U.S. Bank National Association, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.
“Daily VWAP” means, with respect to any trading day, the per share volume weighted average price of the common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HRZ.UN<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of the common stock on that trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any April 15 or October 15.
“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.05 as the Depositary with respect to such Global Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate delivered to the Trustee, setting forth the basis of such valuation.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the earlier of (x) the date that is 91 days after the date on which the Notes mature and (y) the date that is 91 days after the date no Notes remain outstanding. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.09. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company or any and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DTC” shall have the meaning specified in Section 2.05(c).
“Effective Date” shall have the meaning specified in Section 14.08(b).
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Event of Default” shall have the meaning specified in Section 7.01.
“Ex-Dividend Date” means the first date on which the shares of the Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.
“Excess Shares” has the meaning set forth in the Company’s Charter.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
“Exchange Offer” means the offer by the Company to the holders of $330.0 million aggregate principal amount of its Existing Notes to exchange the Existing Notes for (x) $280.0 million aggregate principal amount of Notes, and (y) 50.0 million shares of the Company’s common stock, par value $0.01 per share.
“Exchange Offer Document” means the Registration Statement on Form S-4, File No. 333-176520, dated as of August 26, 2011, relating to the Exchange Offer, including the prospectus that forms a part thereof, as amended prior to the Issue Date.
“Excluded Assets” has the meaning set forth in the Security Agreement.
“Exempted Subsidiary” means a Restricted Subsidiary that is not an obligor or guarantor with respect to any Indebtedness of the Company or any Guarantor in which an Investment is made (or is deemed made) by the Company or a Guarantor pursuant to (i) Section 4.09(a), (ii) Section 4.09(b)(15) or (iii) clause (19) of the definition of “Permitted Investments.”
“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the ABL Facility) in existence on the Issue Date, until such amounts are repaid including, without limitation, (i) the $225.0 million aggregate principal amount of First-Lien Notes (and the guarantees by the Guarantors in respect thereof) issued on the Issue Date, (ii) the $100.0 million aggregate principal amount of Second-Lien Notes (and the guarantees by the Guarantors in respect thereof) issued on the Issue Date and (iii) any Existing Notes outstanding following completion of the Transactions.

“Existing Notes” means the 4.25% Convertible Senior Notes due 2012 of the Company.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in this Indenture) (i) if such Fair Market Value is less than $20.0 million, the Chief Financial Officer of the Company and (ii) if such Fair Market Value is $20.0 million or greater, the Board of Directors of the Company.
“First-Lien Note Documents” means the First-Lien Notes Indenture, the First-Lien Notes, the First-Lien Note Guarantees and the related security documents.
“First-Lien Note Guarantee” means the Guarantee by each relevant guarantor of the Company’s obligations under the First-Lien Notes Indenture and the First-Lien Notes, executed pursuant to the provisions of the First-Lien Notes Indenture.
“First-Lien Note Liens” means all Liens in favor of the First-Lien Notes Collateral Agent on Collateral securing the First-Lien Note Obligations.
“First-Lien Note Obligations” means the Obligations of the Company and any other obligor under the First-Lien Notes Indenture or any of the other First-Lien Note Documents, including any Guarantor, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the First-Lien Notes Indenture, the First-Lien Notes (and the First-Lien Note Guarantee) and the performance of all other Obligations to the trustee and the holders under the First-Lien Notes Indenture and the First-Lien Notes (and the First-Lien Note Guarantee), according to the respective terms thereof.
“First-Lien Notes” means $225.0 million aggregate principal amount of 11.00% First Lien Senior Secured Notes due 2016 of Horizon Lines, LLC and any Permitted Refinancing Indebtedness incurred (from time to time and in one or more successive refinancings) in respect thereof in accordance with the terms of the First-Lien Notes Indenture.
“First-Lien Notes Collateral Agent” means the trustee under the First-Lien Notes Indenture, in its capacity as collateral agent for the holders of First-Lien Notes, together with its successors in such capacity.
“First-Lien Notes Indenture” means the Indenture, dated as of the Issue Date, among Horizon Lines, LLC, the guarantors party thereto and U.S. Bank National Association, as trustee, governing the First-Lien Notes and any other instrument governing the First-Lien Notes, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company, to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1) acquisitions, dispositions, discontinued operations or other operational changes (including of Vessels and equipment and assets related thereto) that have been made by the specified Person or any of its Restricted Subsidiaries, including through Investments, mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Company, as if they had occurred on the first day of the four-quarter reference period, and such pro forma calculations may reflect operating expense reductions and other operating improvements or synergies expected to result from the applicable event based on actions to be taken within 12 months after the relevant event (to the extent set forth in an Officer’s Certificate in reasonable detail, including the cost and timing of such expense reductions or other operating improvements or synergies), in each case, net of all costs required to achieve such expense reduction or other operating improvement or synergy;
(2) the Consolidated Cash Flow attributable to discontinued operations (including of Vessels and equipment and assets related thereto), as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
For the purpose of this definition, whenever pro forma effect is to be given to an acquisition or construction of a Vessel or the Capital Stock of a vessel-owning company or the financing thereof, such Person may (i) if the relevant Vessel is to be subject to a time charter with a remaining term longer than six months, apply pro forma earnings (losses) for such period Vessel based upon such charter, or (ii) if such Vessel is not subject to a time charter, is under time charter that is due to expire within six months or less, or is to be subject to charter of a voyage charter basis (whether or not any such charter is in place for such Vessel), then in each case, apply earnings (losses) for such period for such Vessel based upon the average of the historical earnings of comparable Vessels in such Person’s fleet (as determined in good faith by such Person’s Board of Directors) during such period or if there is not such comparable Vessel, then based upon industry average earning for comparable Vessels (as determined in good faith by such Person’s Board of Directors).
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, yield and other fees and charges (including interest), but excluding the amortization or write-off of debt issuance costs; plus
(2) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or preferred stock any Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or any Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with Applicable Accounting Standards.

Notwithstanding the foregoing, any charges arising from the application of (i) Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of preferred stock other than Disqualified Stock, (ii) Accounting Standards Codification Topic 835-30 “Interest-Imputation of Interest—Interest on Receivables and Payables,” with respect to deferred payments in respect of settlements of litigations or investigations or (iii) Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a U.S. Subsidiary and any Subsidiary of such a Subsidiary, whether or not a U.S. Subsidiary.
“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached hereto as Exhibit E.
“Form of Conversion Notice” shall mean the “Form of Conversion Notice” attached hereto as Exhibit C.
“Form of Change of Control Purchase Notice” shall mean the “Form of Change of Control Purchase Notice” attached hereto as Exhibit D.
“Form of Notation of Guarantee” shall mean the “Form of Notation of Guarantee” attached hereto as Exhibit F.
“FSX Service” means the “Five-Star Express” service provided on the Issue Date by the Company and its Restricted Subsidiaries using vessels not qualified under the Jones Act.
“Fundamental Change” means:
(a) the occurrence of a Change of Control pursuant to clause (3) or (4) of the definition thereof; or
(b) the Common Stock (or other common stock underlying the Notes) ceases to be listed on the New York Stock Exchange or the NASDAQ Stock Market;
provided, however, that a Fundamental Change as a result of clause (a) or (b) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Company’s Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of Publicly Traded Securities and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities in accordance with Section 14.09, excluding cash payments for fractional shares (subject to the provisions set forth under Section 14.09).

“Global Note” shall have the meaning specified in Section 2.05(b).
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantors” means any Restricted Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Company to change Applicable Accounting Standards to IFRS; provided that IFRS shall not include any provisions of such standards that would require a lease that would be classified as an operating lease under U.S. GAAP to be classified as indebtedness or a finance or capital lease.
“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary that is designated as such in an Officer’s Certificate that, as of such date of determination, (i) has less than $0.5 million of total assets and (ii) conducts no material business or operations.
“incur” shall have the meaning specified in Section 4.11(a).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1) in respect of borrowed money;
(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3) in respect of banker’s acceptances;
(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed but excluding other accrued liabilities being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; or
(6) representing any Hedging Obligations.
if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with Applicable Accounting Standards; provided that for the avoidance of doubt, any Guarantee by any of the Company’s Restricted Subsidiaries of obligations of another Person that do not constitute Indebtedness of such Person shall, in each case, not constitute Indebtedness of the Company or such Restricted Subsidiary. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), except for any pledge of the Equity Interests of an Unrestricted Subsidiary as permitted by clause (20) of the definition of Permitted Liens, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person as shall equal the lesser of (x) the Fair Market Value of such asset as of the date of determination or (y) the amount of such Indebtedness and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.
Notwithstanding the foregoing, the term “Indebtedness” will not include (a) in connection with the purchase by the Company or any of its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under Applicable Accounting Standards to appear as a liability on the balance sheet (excluding the footnotes); provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations; incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Stock; or (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Initial Mandatory Conversion” shall have the meaning specified in Section 14.04(a).
“Intercreditor Agreement” means that certain intercreditor agreement, to be dated the Issue Date, among the Company, the Guarantors, the Collateral Agent, the ABL Facility Collateral Agent, the First-Lien Notes Collateral Agent and the Second-Lien Notes Collateral Agent, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.
“Interest Payment Date” means each April 15 and October 15 of each year, beginning on April 15, 2012; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest will be postponed until the next succeeding Business Day, and no interest or other amount will be paid during the period of such postponement.
“Interest Record Date,” with respect to any Interest Payment Date, shall mean the April 1 or October 1 (whether or not such day is a Business Day) immediately preceding the applicable April 15 or October 15 Interest Payment Date, respectively.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with Applicable Accounting Standards), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Applicable Accounting Standards. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.09(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of (x) the repayment or disposition thereof for cash or (y) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionately to the equity interest in such Unrestricted Subsidiary of the Company or such Restricted Subsidiary owning such Unrestricted Subsidiary at the time of such redesignation) at the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation, in the case of clauses (x) and (y), not to exceed the original amount, or Fair Market Value, of such Investment.

“Issue Date” means the date the Notes are initially issued under this Indenture.
“Jones Act” shall have the meaning specified in Section 14.16.
“Jones Act Restricted Payment” shall have the meaning specified in Section 4.09(b).
“Last Reported Sale Price” of the Common Stock or any other security on any date means:
(i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such other security is traded; or
(i) if the Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization; or
(iii) if the Common Stock or such other security is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
The Last Reported Sale Price of the Common Stock or such other security shall be determined without reference to extended or after-hours trading.
“Lien” means, with respect to any asset, any mortgage, hypothecation, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in; provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien.
“Mandatory Conversions” shall have the meaning specified in Section 14.04(a).
“Maritime Laws” has the meaning set forth in the Company’s Charter.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
“Maturity Date” means April 15, 2017.
“Merger Event” shall have the meaning specified in Section 14.09(d).
“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale or Casualty or Condemnation Event (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or Casualty or Condemnation Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Casualty or Condemnation Event, taxes paid or payable as a result of the Asset Sale or Casualty or Condemnation Event, in each case, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale or Casualty or Condemnation Event (other than ABL Obligations, First-Lien Note Obligations, Convertible Note Obligations and Permitted Additional Pari Passu Obligations) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Applicable Accounting Standards, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (3) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).
“Net Proceeds Offer” shall have the meaning specified in Section 4.12(e).
“Non-Recourse Debt” means Indebtedness:
(1) except for a pledge of the Equity Interest of an Unrestricted Subsidiary as permitted by clause (20) of the definition of “Permitted Liens,” as to which none of the Company and its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary);
in each case except to the extent permitted by Section 4.09; provided, however, that Indebtedness shall not cease to be Non-Recourse Debt solely by reason of pledge by the Company or any of its Restricted Subsidiaries of Equity Interests of an Unrestricted Subsidiary of the Company or of a Person that is not a Subsidiary of the Company or such Restricted Subsidiary if recourse is limited to such Equity Interests.
“Non-U.S. Citizen” has the meaning set forth in the Company’s Charter.
“Note Documents” means the Notes, the Note Guarantees, this Indenture and the security documents relating to this Indenture.
“Note Guarantees” means the Guarantees by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Noteholder,” “Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.
“Note Register” shall have the meaning specified in Section 2.05(a).
“Note Registrar” shall have the meaning specified in Section 2.05(a).
“Notes” has the meaning specified in the preamble.
“Notes Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a certificate signed by an Officer of the Company that is delivered to the Trustee. Each such certificate (other than delivered pursuant to Section 4.08 of this Indenture) shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.
“open of business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section and may be subject to customary assumptions, exceptions and qualifications.
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b) Notes, or portions thereof, for the payment or purchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that, if any such Note is purchased, the Holder thereof shall have delivered a Change of Control Purchase Notice in accordance with Section 4.16;
(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and
(d) Notes converted pursuant to Article 14.
“Paying Agent” shall have the meaning specified in Section 4.02.
“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or any other Indebtedness (whether or not consisting of Additional Notes) secured by the Convertible Note Liens; provided that, except in the case of Additional Notes, (i) the trustee or agent under such Permitted Additional Pari Passu Obligation executes a joinder agreement to the Security Agreement in the form attached thereto agreeing to be bound thereby and (ii) the Company has designated such Indebtedness as “Permitted Additional Pari Passu Obligations” under the Security Agreement.

“Permitted Business” means any business conducted by the Company or any of its Restricted Subsidiaries on the Issue Date and any business that, in the good faith judgment of the Board of Directors of the Company, are reasonably related, ancillary, supplemental or complementary thereto, or reasonable extensions thereof.
“Permitted Debt” shall have the meaning specified in Section 4.11(b).
“Permitted Hedging Obligations” means any Hedging Obligations that would constitute Permitted Debt pursuant to clause (8) of the definition of “Permitted Debt.”
“Permitted Investments” means:
(1) (i) any Investment in the Company or any Guarantor and (ii) any Investment by any Restricted Subsidiary that is not a Guarantor in the Company or any Restricted Subsidiary;
(2) any Investment in Cash Equivalents;
(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
(a) such Person becomes a Guarantor; or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Guarantor;
(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12 or from a sale or other disposition of assets not constituting an Asset Sale;
(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;
(7) Investments represented by Permitted Hedging Obligations;
(8) loans and advances to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent entity of the Company, (b) required by applicable employment laws and (c) other loans and advances not to exceed $3.0 million at any one time outstanding;

(9) repurchases of the Notes;
(10) any Investment of the Company or any of its Restricted Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;
(11) guarantees otherwise permitted by the terms of this Indenture;
(12) receivables owing to the Company or any of its Restricted Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other deposits, if created, acquired or entered into in the ordinary course of business;
(13) payroll, business-related travel, and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;
(14) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment pursuant to joint marketing, joint development or similar arrangements with other Persons;
(15) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;
(16) Investments resulting from the acquisition of a Person, otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person;
(17) reclassification of any Investment initially made in (or reclassified as) one form into another (such as from equity to loan or vice versa); provided in each case that the amount of such Investment is not increased thereby;
(18) any Investment in any Subsidiary of the Company or any joint venture in the ordinary course of business in connection with intercompany cash management arrangements or related activities;

(19) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding not to exceed the greater of (x) $30.0 million and (y) 3.0% of Total Assets, in each case, net of any return of or on such Investments received by the Company or any Restricted Subsidiary of the Company; and
(20) the pledge of the Equity Interests of an Unrestricted Subsidiary as security for Indebtedness that is permitted by clause (20) of the definition of Permitted Liens.
“Permitted Liens” means:
(1) any Liens (whose priority shall be governed by the Intercreditor Agreement) held by the Collateral Agent securing aggregate principal amount of up to $280.0 million (less the aggregate principal amount of any Notes that have been converted in a Mandatory Conversion) of (i) Notes and the related Note Guarantees outstanding on the Issue Date and (ii) any Permitted Additional Pari Passu Obligations;
(2) any Lien (whose priority shall be governed by the Intercreditor Agreement) securing the ABL Facility or any other Credit Facility so long as the aggregate principal amount outstanding under the ABL Facility and/or any successor Credit Facility does not exceed the principal amount which could be incurred under clause (1) of the definition of “Permitted Debt;”
(3) Liens in favor of the Company or the Guarantors;
(4) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof);
(5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company (plus improvements and accessions to such property or proceeds or distributions thereof); provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;
(6) Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7) Liens to secure Indebtedness (including Capital Lease Obligations) or Attributable Debt permitted by clause (4) of the definition of “Permitted Debt” covering only the assets acquired with or financed by such Indebtedness (plus improvements and accessions to such property or proceeds or distributions thereof);
(8) Liens existing on the Issue Date (other than the ABL Liens, the First-Lien Note Liens, the Second-Lien Note Liens and the Convertible Note Liens);
(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Applicable Accounting Standards has been made therefor;
(10) Liens consisting of carriers’, warehousemen’s, landlord’s and mechanics’, suppliers’, materialmen’s, repairmen’s and similar Liens not securing Indebtedness or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case, incurred in the ordinary course of business;
(11) any state of facts an accurate survey would disclose, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(12) Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness or other obligations of such Restricted Subsidiary permitted by this Indenture;
(13) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance secured Indebtedness permitted to be incurred under this Indenture (other than the ABL Facility or the Notes); provided, however, that (i) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and (ii) the new Lien is of no higher priority than the original Lien;

(14) Liens or leases or licenses or sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property, including intellectual property, in the ordinary course of business;
(15) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any Subsidiary of the Company;
(16) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self insurance or securing letters of credit issued in the ordinary course of business;
(17) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with Applicable Accounting Standards;
(18) Liens on (a) assets other than those constituting Collateral securing Permitted Hedging Obligations, (b) assets constituting Collateral securing Permitted Hedging Obligations to the extent that the Indebtedness to which the Hedging Obligations relate is permitted to be secured pursuant to this Indenture and (c) assets constituting collateral securing Permitted Hedging Obligations that are ABL Obligations;
(19) any interest or title of a lessor, licensor or sublicensor under any lease, license or sublicense of the property of the Company or any Restricted Subsidiary, including intellectual property, as applicable;
(20) Liens on the Equity Interests of an Unrestricted Subsidiary of the Company or of a Person that is not a Subsidiary of the Company securing Indebtedness of such Unrestricted Subsidiary or other Person if recourse to the Company or any Restricted Subsidiary with respect to such Indebtedness is limited to such Equity Interests;
(21) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary thereof on deposit with or in possession of such bank;
(22) any obligations or duties affecting any of the property of the Company or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not impair the use of such property for the purposes for which it is held;

(23) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;
(24) restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;
(25) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;
(26) Liens consisting of any law or governmental regulation or permit requiring the Company or any of its Restricted Subsidiaries to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;
(27) Liens on the unearned premiums under the insurance policies permitted by clause (15) of the definition of “Permitted Debt” securing Indebtedness incurred pursuant to clause (15) of the definition of “Permitted Debt;”
(28) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any of its Restricted Subsidiaries;
(29) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business, and/or to secure other obligations permitted to be incurred pursuant to clause (16) of the definition of “Permitted Debt”;
(30) any netting or set-off arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any of its Restricted Subsidiaries, including pursuant to any cash management agreement;
(31) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.11; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;
(32) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and other Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(33) Liens arising from UCC financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of business or other precautionary UCC financing statement filings;
(34) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(35) Liens not otherwise permitted hereunder securing Indebtedness or other obligations that does not, in the aggregate, exceed $20.0 million at any one time outstanding, which Liens shall be governed by the Intercreditor Agreement but may be of any priority (and may be higher in priority with respect to the Notes Priority Collateral than the First-Lien Note Liens and higher in priority with respect to the ABL Priority Collateral than the ABL Liens);
(36) Liens incurred in the ordinary course of business of the Company or its Restricted Subsidiaries arising from Vessel chartering, drydocking, maintenance, repair, refurbishment or replacement, the furnishing of supplies and bunkers to Vessels, equipment and inventory, repairs and improvements to Vessels, equipment and inventory, crews’ wages and maritime Liens;
(37) Liens for salvage;
(38) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, a Vessel (which term, for purposes of this clause (38), shall include the Capital Stock of a Person substantially all of the assets of which is a Vessel, equipment and inventory, as the context may require), provided, however, (i) the principal amount of Indebtedness secured by such a Lien does not exceed (x) with respect to Indebtedness incurred to finance the construction of such Vessel, 87.5% of the sum of (1) the contract price pursuant to the Vessel Construction Contract for such Vessel and (2) any other Ready for Sea Cost for such Vessel, and (y) with respect to Indebtedness Incurred to finance the acquisition of such Vessel, 87.5% of the sum of (1) the contract price for the acquisition of such Vessel and (2) any other Ready for Sea Cost of such Vessel, (ii) in the case of Indebtedness that matures within nine months after the incurrence of such Indebtedness, the principal amount of Indebtedness secured by such a Lien shall not exceed the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of such Vessel at the time such Lien is incurred (iii) in the case of a sale and leaseback transaction, the principal amount of Indebtedness secured by such a Lien shall not exceed the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of such Vessel at the time such Lien is incurred and (iv) in the case of Indebtedness representing Capital Lease Obligations relating to a Vessel, the principal amount of Indebtedness secured by such a Lien shall not exceed 100% of the sum of (1) the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of such Vessel at the time such Lien is incurred and (2) any Ready for Sea Cost for such Vessel, provided, further, however that such Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(39) Liens (whose priority shall be governed by the Intercreditor Agreement) held by the Collateral Agent securing (i) the First-Lien Notes issued on the Issue Date (and the guarantees by the guarantors in respect thereof), (ii) the Second-Lien Notes issued on the Issue Date (and the guarantees by the guarantors in respect thereof) and additional Second-Lien Notes (and the guarantees by the guarantors in respect thereof) issued after the Issue Date as “PIK Interest” (as defined in the Second-Lien Notes Indenture in effect on the Issue Date) on such Second-Lien Notes or on any Second-Lien Notes issued as such “PIK Interest;” and
(40) Liens (whose priority shall be governed by the Intercreditor Agreement and shall equal the priority of the Liens securing the Second-Lien Notes issued on the Issue Date) securing up to $50.0 million aggregate principal amount of Indebtedness incurred pursuant to clause (23) of the definition of “Permitted Debt.”
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is Subordinated Indebtedness, such Permitted Refinancing Indebtedness is subordinated in right of payment on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) Permitted Refinancing Indebtedness may not be incurred by a Person other than the Company and any of the Guarantors to renew refund, refinance, replace, defease or discharge any Indebtedness of the Company or a Guarantor.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Publicly Traded Securities” means shares of common stock or American Depositary Shares traded on a national securities exchange in the United States or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change.
“Ready for Sea Costs” means with respect a Vessel or Vessels to be acquired or leased (pursuant to a Capital Lease Obligation) by the Company or any Restricted Subsidiaries, the aggregate amount of expenditures incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for their intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified and accounted for as “property, plant and equipment” in accordance with Applicable Accounting Standards.
“Reference Property” shall have the meaning specified in Section 14.09.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and certain holders of the Existing Notes, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, having direct responsibility for the administration of this Indenture to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Where such term is used without a referent Person, such term shall be deemed to mean a Subsidiary of the Company that is not an Unrestricted Subsidiary, unless the context otherwise requires.
“Sale of Notes Priority Collateral” means any Asset Sale to the extent involving a sale, lease or other disposition of Notes Priority Collateral.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Second-Lien Note Documents” means the Second-Lien Notes and the Guarantees thereof, the Second-Lien Notes Indenture and the security documents relating to the Second-Lien Notes Indenture.
“Second-Lien Note Liens” means all Liens in favor of the Second-Lien Notes Collateral Agent on Collateral securing the Second-Lien Note Obligations.
“Second-Lien Note Obligations” means the obligations of the Company and any other obligor under the Second-Lien Note Documents to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with the Second-Lien Notes Indenture, the Second-Lien Notes and the performance of all other obligations to the trustee and the holders under the Second-Lien Note Documents, according to the respective terms thereof.
“Second-Lien Notes” means (i) the Second Lien Senior Secured Notes due 2016 of Horizon Lines, LLC and (ii) other Indebtedness secured by a Permitted Lien under clause (40) of the definition thereof, and any Permitted Refinancing Indebtedness incurred (from time to time and in one or more successive refinancings) in respect of (i) or (ii) in accordance with the terms of this Indenture.
“Second-Lien Notes Collateral Agent” means the trustee under the Second-Lien Notes Indenture, in its capacity as collateral agent for the holders of the Second-Lien Notes, together with its successors in such capacity.
“Second-Lien Notes Indenture” means the Indenture, dated as of the Issue Date, among Horizon Lines, LLC, the guarantors party thereto and U.S. Bank National Association, as trustee, governing the Second-Lien Notes and any other instrument governing the Second-Lien Notes, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
“Second Mandatory Conversion” shall have the meaning specified in Section 14.04(a).

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.
“Security Agreement” means that certain security agreement, to be dated as of the Issue Date, among the Company, the Guarantors and the Collateral Agent, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
“Security Documents” means the Security Agreement, the Intercreditor Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.
“Senior Lien Debt” means, with respect to any Collateral whose Excess Proceeds are required to be applied pursuant to Section 4.12, any Indebtedness or other Obligations secured by Liens on such Collateral ranking higher in priority than the Convertible Note Liens.
“Series A Conversion Price” means on any date $1,000, divided by the Series A Conversion Rate as of such date.
“Series A Conversion Rate” means, initially 2,224.681 shares of Common Stock per $1,000 principal amount of Series A Notes, subject to adjustment as set forth herein.
“Series A Notes” has the meaning specified in the preamble.
“Series B Conversion Price” means on any date $1,000, divided by the Series B Conversion Rate as of such date.
“Series B Conversion Rate” means, initially 1,367.9891 shares of Common Stock per $1,000 principal amount of Series B Notes, subject to adjustment as set forth herein.
“Series B Notes” has the meaning specified in the preamble.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
“Spin-off” shall have the meaning specified in Section 14.06(c).
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock Price” shall have the meaning specified in Section 14.08(b).
“Subordinated Indebtedness” shall have the meaning specified in Section 4.09(a)(3).
“Subsidiary” means, with respect to any specified Person:
(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.
“Successor Company” shall have the meaning specified in Section 5.01(a)(B).
“Supplementary Interest” shall have the meaning specified in Section 7.01(c).
“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, as shown on the most recent internal balance sheet of the Company, prepared on a consolidated basis (excluding Unrestricted Subsidiaries) in accordance with Applicable Accounting Standards, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded; (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; and (iii) if the Common Stock is listed on a national securities exchange, during the half-hour period ending on the scheduled close of trading on such day there is no material suspension or limitation on trading (by reason of movements in price exceeding limits permitted by such national securities exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a “Business Day.”

“Transactions” means (i) the issuance of the First-Lien Notes and the use of proceeds therefrom, (ii) the issuance of the Second-Lien Notes and the use of proceeds therefrom, (iii) the exchange of bridge loans under the Bridge Loan Agreement for Second-Lien Notes, (iv) the Exchange Offer and the other transactions contemplated by the Exchange Offer Document, (v) obtaining all necessary shareholder, stock exchange and governmental approvals and (vi) the payment of all fees and expenses in connection with the foregoing.
“Trust Indenture Act” means the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture, except as provided in Section 11.03 and Section 14.09; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“United States” means the United States of America.
“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary:
(1) has no Indebtedness other than Non-Recourse Debt;
(2) except as permitted by Section 4.13, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or any such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
(3) except as otherwise permitted by Section 4.09, is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has a direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4) except as otherwise permitted by Section 4.09 has not guaranteed or otherwise provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.
“U.S. Citizen” has the meaning set forth in the Company’s Charter.

“U.S. GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States in effect on the date of this Indenture.
“U.S. Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia.
“Vessel” means any watercraft or other artificial contrivance used, or capable of being used, as a means of transportation on water which is owned by and registered in the name of the Company or any Guarantor or leased by the Company or any Guarantor pursuant to a lease on a demise or bareboat charter basis or pursuant to an operating agreement constituting a capital lease obligation, including all spares, equipment, and any additional improvements associated with such watercraft or contrivance.
“Vessel Construction Contract” means any contract for the construction (or construction and acquisition”) of a Vessel entered into by the Company or its Restricted Subsidiaries, including any amendments, supplements or modifications thereto or change orders in respect thereof.
“Vessel Fleet Mortgage” has the meaning set forth in the Security Agreement.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Warrants” means warrants to purchase Common Stock, issued pursuant to the Warrant Agreement, dated as of the Issue Date, between the Company and The Bank of New York Mellon Trust Company, N.A., as warrant agent.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2) the then-outstanding principal amount of such Indebtedness.
“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
Section 1.02. Rules of Construction.
Unless the context otherwise requires:
(i) a term has the meaning assigned to it;
(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with Applicable Accounting Standards;
(iii) “or” is not exclusive;
(iv) words in the singular include the plural, and in the plural include the singular;
(v) provisions apply to successive related events and transactions;
(vi) references to sections of or rules under the Securities Act, the Exchange Act and the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;
(vii) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation;
(viii) references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture; and
(ix) “including” means “including, without limitation.”
Section 1.03. References to Interest.
Any reference to the payment of interest on, or in respect of, any Note in this Indenture shall be deemed to include mention of the payment of Supplementary Interest (if applicable) if, in such context, Supplementary Interest was, or would be, payable pursuant to Section 7.01. An express mention of the payment of Supplementary Interest (if applicable) in any provision hereof shall not be construed as excluding Supplementary Interest in those provisions hereof where such express mention is not made.

Section 1.04. References to Subordination.
For the avoidance of doubt, for all purposes under this Indenture, including, without limitation, Section 4.09, this Indenture shall not treat Indebtedness as being (x) contractually subordinated or junior or (y) subordinated or junior in right of payment, in each case, to any other Indebtedness merely because such Indebtedness is (i) unsecured, (ii) secured by Liens of a junior priority on the same collateral to those securing such other Indebtedness or (iii) secured by different collateral.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
Section 2.01. Designation and Amount.
(a) The Series A Notes shall be designated as the “6.00% Series A Convertible Senior Secured Notes due 2017.” The aggregate principal amount of Series A Notes that may be authenticated and delivered under this Indenture is initially limited to $178,781,456, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05 and Section 2.06.
(a) The Series B Notes shall be designated as the “6.00% Series B Mandatorily Convertible Senior Secured Notes.” The aggregate principal amount of Series B Notes that may be authenticated and delivered under this Indenture is limited to $99,323,032, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05 and Section 2.06.
Section 2.02. Form of Notes.
The Series A Notes and the Series B Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibits A and B, respectively, which are incorporated in and made a part of this Indenture.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Global Notes shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect purchases, conversions, transfers, exchanges or issuances of additional Notes permitted hereby. Any endorsement of the Global Notes to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture or otherwise in accordance with the terms of this Indenture or the Depositary’s applicable procedures. Payment of principal (including any Change of Control Purchase Price) of, and accrued and unpaid interest, if any, on, the Global Notes shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
The terms and provisions contained in the forms of Notes attached as Exhibits A and B hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
In addition, to the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):
“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE COMPANY AT HORIZON LINES, INC., 4064 COLONY ROAD, SUITE 200, CHARLOTTE, NORTH CAROLINA 28211 ATTENTION: TREASURER, AND THE COMPANY WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”
In the event of any conflict or inconsistency between the terms and provisions of the Note and the terms and provisions of this Indenture, the terms and provisions of this Indenture shall control.
Section 2.03. Date and Denomination of Notes; Payments of Interest.
The Notes shall be issuable in registered form in minimum denominations of $1.00 principal amount and integral multiples of $1.00. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Note. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office of the Paying Agent, which shall initially be the Corporate Trust Office of the Trustee as the Company’s Paying Agent and Note Registrar. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written application by such Person to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal amount in excess of $5,000,000, which application shall remain in effect until the Noteholder notifies, in writing, the Trustee and Paying Agent to the contrary) or on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
Any Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Interest Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than five days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Section 2.04. Execution, Authentication and Delivery of Notes.
The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any Officer.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached hereto, as applicable, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication executed by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such person as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.
Section 2.05. Exchange and Registration of Transfer of Notes; Depositary; Automatic Exchange.
(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint a new Note Registrar without prior notice to Noteholders. The Company may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
Notes may be exchanged for other Notes of the same series of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange, purchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be charged by the Company, the Trustee or the Notes Registrar to the Noteholder for any exchange or registration of transfer of Notes, but the Noteholder may be required by the Company, the Trustee, the Notes Registrar or otherwise to pay a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the Noteholder of the old Notes presented or surrendered for such exchange or registration of transfer.
None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange. For greater certainty, all Notes issued upon any registration of transfer or exchange of Notes will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under this Indenture to repay the principal amount of the exchanged Notes by virtue of the registration of a transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
(c) Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for DTC.
If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.
Definitive Notes issued in exchange for all or a part of the Global Notes pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee, and any transfer of any Definitive Note must be recorded on the Note Register as per Section 2.05(a). Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, purchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, purchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its participants.
Neither the Trustee, the Notes Registrar, the Paying Agent or the Conversion Agent shall have any responsibility for any actions taken or not taken by the Depositary.
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes.
In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or the authenticating agent, if applicable, may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, the authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been tendered for purchase upon a Fundamental Change or is about to be converted into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or purchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.
For greater certainty, every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under this Indenture to repay the principal amount of the substituted Note by virtue of such mutilation, destruction or loss.

Section 2.07. Temporary Notes.
Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.
For greater certainty, each Note issued pursuant to the provisions of this Section 2.07 in exchange for a temporary Note will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under this Indenture to repay the principal amount of the temporary Note by virtue of the exchange.
Section 2.08. Cancellation of Notes Paid, Etc.
All Notes surrendered for the purpose of payment, purchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a written confirmation of such disposition to the Company, upon the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
Section 2.09. CUSIP Numbers.
The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Noteholders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Additional Notes; Purchases.
The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, issue additional Series A Notes hereunder with the same terms, and if permissible as a “qualified reopening” for U.S. federal income tax purposes, with the same CUSIP number as the Series A Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Series A Notes initially issued hereunder. Notwithstanding the foregoing, if Additional Notes are issued in a transaction that is not registered under the Securities Act, such Additional Notes may be subject to transfer provisions and registration rights provisions that are different from those applicable to the other Series A Notes (which transfer provisions and registration rights provisions shall be included in the certificate evidencing such Additional Notes) and may trade under a separate CUSIP number until such Additional Notes are no longer “Restricted Securities” for purposes of Rule 144 under the Securities Act. Prior to the issuance of any such additional Series A Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters as the Trustee shall reasonably request. The Company may also from time to time purchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders. Any Notes purchased by the Company shall be deemed to be no longer outstanding under this Indenture.
ARTICLE 3
[Intentionally Omitted]
ARTICLE 4
Particular Covenants of the Company
Section 4.01. Payment of Principal and Interest.
The Company covenants and agrees that it will cause to be paid the principal (including the Change of Control Purchase Price) of, and accrued and unpaid interest, if any, on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of noon New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
Section 4.02. Maintenance of Office or Agency.
The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or purchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars in one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office of the Trustee in New York City, New York as an office or agency of the Company for each of the aforesaid purposes.
Section 4.03. Appointments to Fill Vacancies in Trustee’s Office.
The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 4.04. Provisions as to Paying Agent.
(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i) that it will hold all sums held by it as such agent for the payment of the principal (or the Change of Control Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders;
(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (or such Change of Control Purchase Price, as the case may be) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (or the Change of Control Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (or such Change of Control Purchase Price, as the case may be) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (or the Change of Control Purchase Price, as the case may be) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders a sum sufficient to pay such principal (or such Change of Control Purchase Price, as the case may be) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (or such Change of Control Purchase Price, as the case may be) of, and accrued and unpaid interest on, the Notes when the same shall become due and payable. The Company may change the Paying Agent without prior notice to the Noteholders.
(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
(d) Any money deposited with the Trustee or any Paying Agent (pursuant to Section 8.05), or then held by the Company, in trust for the payment of the principal (or the Change of Control Purchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (or such Change of Control Purchase Price, as the case may be) and interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05. Existence.
Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect:
(1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents of the Company or any such Restricted Subsidiary; and
(2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.
Section 4.06. Reports.
(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee, within the time periods specified in the Commission’s rules and regulations (including any extensions provided therein) for a filer that is a “non-accelerated filer” (or any successor term that provides an entity with the greatest time period for filing periodic reports with the Commission plus five Business Days):
(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-K and 10-Q (or any successor or comparable forms) if the Company were required to file such reports; and
(2) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor or comparable form) if the Company were required to file such reports.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. Notwithstanding the above reporting requirements, the Company shall not be required to disclose to the Trustee (or the Holders of the Notes) any materials for which it has sought and has received (or reasonably expects to receive) confidential treatment from the Commission. All reports filed with the Commission via EDGAR (or any successor system) shall be deemed to have been furnished to the Trustee in accordance with this Section 4.06.
The Company will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company will post the reports required by this Section 4.06(a) on its website within the time periods described above.
(b) For so long as any Notes remain outstanding, if at any time they are not required to file with the Commission the reports required by Section 4.06(a), the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with this Section 4.06 for the purposes of Section 7.01(a)(vi) until 60 days after the proper notice under Section 7.01(a)(vi) has been provided.
(d) For the avoidance of doubt, any Default or Event of Default resulting from a failure to provide any report required by this Section 4.06 shall be cured upon the provision of such report prior to the acceleration of the Notes pursuant to Section 7.01(b).
Section 4.07. Stay, Extension and Usury Laws.
The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.08. Compliance Certificate; Statements as to Defaults.
The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 25, 2011) an Officer’s Certificate that complies with Section 314(a)(4) of the Trust Indenture Act.
In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within five Business Days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take with respect thereto.

Section 4.09. Restricted Payments.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1) declare or pay any dividend or make any other payment or distribution on or in respect of the Company’s or any Restricted Subsidiary’s Equity Interests (including any such payment in connection with any merger or consolidation involving such Person), except dividends or distributions payable solely in Equity Interests of the Company or such Restricted Subsidiary (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other Equity Interest holders on a pro rata basis with respect to the class of Equity Interests on which such dividend or distribution is made, or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);
(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;
(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness (“Subordinated Indebtedness”) of the Company or any Guarantor that is (i) Indebtedness that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) or (ii) unsecured Indebtedness, except (a) payments of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition or retirement for value; or
(4) make any Restricted Investment;
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(i) no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment;
(ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.11(a); and
(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (14) of Section 4.09(b)), is less than the sum, without duplication, of:
(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) (i) 100% of the aggregate net cash proceeds and (ii) 100% of the Fair Market Value of any property or assets other than cash received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into, settled with or exchanged for Equity Interests of the Company (other than Disqualified Stock, Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus
(C) to the extent that any Restricted Investment (other than a Restricted Investment made in reliance on clause (14) of the following paragraph) that was made after the Issue Date is sold or otherwise liquidated or repaid, the amount of the cash return of or on capital (or the Fair Market Value of any property or assets) with respect to such Restricted Investment (less the cost of disposition, if any); plus
(D) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of Company’s Restricted Investment (without duplication of amounts that increase the amount available pursuant to Section 4.09(b)(14) or clause (19) of the definition of Permitted Investments) in such Restricted Subsidiary as of the date of such redesignation; plus
(E) without duplication of any increase pursuant to Section 4.09(a) above or that increase the amount available pursuant to Section 4.09(b)(14) or clause (19) of the definition of Permitted Investments, cash dividends received by the Company or any Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b) Section 4.09(a) will not prohibit:
(1) the payment of any dividend or distribution on account of Equity Interests or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Equity Interests or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 4.09;
(2) the making of any Restricted Payment in exchange for, or out of or with the net proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the contribution of common equity capital to the Company; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests of the Company for purposes of Section 4.09(a)(iii)(B).
(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Guarantor in exchange for, by conversion into or out of, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs within 60 days of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;
(4) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any Restricted Subsidiary of the Company or any permitted transferee of the foregoing pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:
(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to Section 4.09(a)(iii) or Section 4.09(b); plus

(b) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary of the Company after the Issue Date; and in addition, cancellation of Indebtedness owing to the Company or any Guarantor from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any Restricted Subsidiary of the Company in connection with a repurchase of Equity Interests of the Company or any Restricted Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.09 or any other provisions of this Indenture;
(5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants, convertible notes or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights or the payment of related withholding taxes;
(6) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date pursuant to Section 4.11;
(7) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control after completion of the Change of Control Offer, any purchase or redemption of Subordinated Indebtedness that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest); provided that, prior to such repayment or repurchase, the Company shall have made the Change of Control Offer with respect to the Notes as required by this Indenture, and the Company shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer;
(8) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, after the completion of a Net Proceeds Offer pursuant to Section 4.12, any purchase or redemption of Subordinated Indebtedness that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest) with any Excess Proceeds that remain after consummation of an Net Proceeds Offer; provided that, prior to such repayment or repurchase, the Company shall have made the Net Proceeds Offer with respect to the Notes as required by this Indenture, and the Company shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Net Proceeds Offer;

(9) (a) Restricted Payments made from the net proceeds of the issuance of unsecured convertible Indebtedness of the Company pursuant to customary bond hedge/warrant or similar derivatives transactions entered into in connection with the issuance of such convertible securities, to the extent the issuance of such convertible Indebtedness is permitted by Section 4.11 and (b) Restricted Payments made in connection with customary cash settlement features upon conversion of any unsecured convertible Indebtedness of the Company;
(10) the redemption, repurchase or other acquisition for value of any Equity Interests of any Foreign Subsidiary of the Company that are held by a Person that is not an Affiliate of the Company; provided that the consideration for such redemption, repurchase or other acquisition is not in excess of either (i) the Fair Market Value of such common Equity Interests or (ii) such amount required by applicable laws, rules or regulations;
(11) the purchase, redemption, acquisition, cancellation or other retirement for value of Equity Interests of the Company to the extent necessary, in the good faith judgment of the Board of Directors of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or eligibility held by the Company or any of its Restricted Subsidiaries under any applicable law or governmental regulation or the policies of any governmental authority or other regulatory body; provided that the aggregate amount of such payments and distributions may not exceed $2.0 million in any calendar year plus any unused amount permitted (without giving effect to any carryover under this Section 4.09(b)(11) for the immediately preceding year);
(12) the payment or distribution, to dissenting equityholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries; provided that the aggregate amount of such payments and distributions may not exceed $1.0 million any calendar year plus any unused amount permitted (without giving effect to any carryover) under this Section 4.09(b)(12) for the immediately preceding year;
(13) any Restricted Payments made pursuant to the Exchange Offer;

(14) any Restricted Payments (“Jones Act Restricted Payments”) in the form of repurchases or redemptions of common equity of the Company that are required to be made in order to comply with the 19.99% foreign ownership limitation (the “Foreign Ownership Limitation”) in the Company’s Charter; provided, however, that any Restricted Payments made pursuant to this Section 4.09(b)(14) more than 90 days after the Issue Date may only be made if the Board of Directors has recommended to the Company’s stockholders an amendment to such Charter so that the Company may issue warrants in order to redeem its common equity to comply with the foreign ownership limitation and such amendment was not approved by the stockholders; and
(15) so long as no Default or Event of Default has occurred and is continuing after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed $15.0 million in the aggregate since the Issue Date in each case, calculated net of any return of or on any Restricted Investments made pursuant to this clause that is received by the Company or any Restricted Subsidiary.
(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or the relevant Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Company or, if such Fair Market Value is in excess of $20.0 million, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.
(d) For purposes of determining compliance with this Section 4.09, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Sections 4.09(b)(1) through 4.09(b)(15), or is entitled to be incurred as one or more categories of Permitted Investments or pursuant to Section 4.09(a), the Company will be entitled to classify or reclassify (based on circumstances existing at the time of such reclassification) such Restricted Payment or portion thereof in any manner that complies with this Section 4.09 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses, categories of Permitted Investments or Section 4.09(a).
Section 4.10. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1) pay dividends or make any other distributions on its Capital Stock to any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make loans or advances to any of its Restricted Subsidiaries; or
(3) sell, lease or transfer any of its properties or assets to any of its Restricted Subsidiaries.
(b) The restrictions in Section 4.10(a) will not apply to encumbrances or restrictions existing under or by reason of:
(1) agreements in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the Board of Directors of the Company, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
(2) this Indenture, the Notes and the Note Guarantees and the Security Documents;
(3) applicable law, rule, regulation, order, approval, license, permit or similar restriction (whether or not existing on the Issue Date);
(4) (a) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and does not in the good faith judgment of the Board of Directors of the Company materially adversely affect the ability of the Company to make scheduled payments of interest and principal on the Notes; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; and (b) any amendment, modification, replacement or refinancing thereof; provided, however, that such encumbrances or restrictions are not, in the good faith judgment of the Board of Directors of the Company, materially more restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clause (1), (2) or (3) of Section 4.10(a) than on such encumbrances or restrictions prior to such amendment, modification, replacement or refinancing;
(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased (plus improvements and accessions to such property, or assets or proceeds or distributions thereof) of the nature described in Section 4.10(a)(3);

(7) any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;
(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, in the good faith judgment of the Board of Directors of the Company, materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, extended, renewed, refunded, replaced, defeased or discharged;
(9) Liens permitted to be incurred under the provisions of the covenant described above under Section 4.14 that limit the right of the debtor to dispose of the assets subject to such Liens (plus improvements and accessions to such property, or assets or proceeds or distributions thereof);
(10) customary provisions in joint venture agreements or other similar agreements;
(11) customary provisions in Permitted Hedging Obligations;
(12) restrictions on cash or other deposits or net worth imposed by customers under contracts or other agreements entered into in the ordinary course of business;
(13) restrictions on other Indebtedness incurred in compliance with Section 4.11; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (1) and (2) of this Section 4.10(b);
(14) encumbrances on property that exist at the time such property was acquired by the Company or any Restricted Subsidiaries;
(15) other Indebtedness or Disqualified Stock of any Subsidiary that is not a Restricted Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Company);
(16) encumbrances or restrictions consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(17) customary guarantees by the Company under non-Indebtedness obligations of a Subsidiary set forth in leases, licenses and other agreements entered into by the Subsidiary in the ordinary course of business; and
(18) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.
(c) For purposes of determining compliance with this Section 4.10, the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Section 4.11. Incurrence of Indebtedness and Issuance of Preferred Stock.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b) Section 4.11(a) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock (collectively, “Permitted Debt”):
(1) the incurrence and guarantee by the Company or any Restricted Subsidiary, of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum remaining potential liability of the Company or any Restricted Subsidiary thereunder) not to exceed $125.0 million less the amount applied to permanently repay Indebtedness pursuant to Section 4.12(c)(1)(B);

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;
(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;
(4) the incurrence by the Company or any of its Restricted Subsidiaries of Attributable Debt in connection with a sale and leaseback transaction or Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing or reimbursing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Equity Interests of any Person owning such assets), which incurrence occurs within 365 days of such purchase, design, development, construction, installation, expansion, repair or improvement, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $15.0 million outstanding as of any date of incurrence of Indebtedness pursuant to this clause (4);
(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.11(a) or clause (2), (3), (4), (5) or (19) of this Section 4.11(b);
(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Restricted Subsidiaries; provided, however, that:
(A) if the aggregate principal amount of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Restricted Subsidiaries is greater than $1.0 million for any one intercompany loan or a series of intercompany loans and is not incurred pursuant to an intercompany note (which may take the form of a grid note) that is pledged to the Collateral Agent in accordance with the terms of the Security Agreement; or

(B) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness (other than Indebtedness incurred in the ordinary course in connection with the cash or tax management operations of the Company and its Subsidiaries) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,
then such Indebtedness will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
(B) any sale or other transfer of any such preferred stock to a Person that is not the Company or a Restricted Subsidiary of the Company,
will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);
(8) Hedging Obligations that are not incurred for speculative purposes but for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (b) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (c) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;
(9) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Notes, then the Guarantee must be subordinated in right of payment to the same extent as the Indebtedness guaranteed;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, health, disability or other benefits to employees or former employees and their families, bankers’ acceptances, performance, completion and surety bonds, completion guarantees and similar obligations in the ordinary course of business;
(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from customary agreements of the Company or any such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or sale or other disposition of any business, assets or Capital Stock of the Company or any of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;
(13) the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;
(14) the incurrence of Indebtedness consisting of guarantees of loans or other extensions of credit to or on behalf of current or former officers, directors, employees, or consultants of the Company, any of its Restricted Subsidiaries, or any direct or indirect parent of the Company for the purpose of permitting such Persons to purchase Capital Stock of the Company or any direct or indirect parent of the Company; provided that the aggregate amount of such Indebtedness and Investments made pursuant to clause (8) of the definition of “Permitted Investments” may not exceed $5.0 million at any one time outstanding;
(15) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness solely in respect of premium financing or similar deferred payment obligations with respect to insurance policies purchase in the ordinary course of business;
(16) the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Restricted Subsidiaries and any commercial bank or other financial institution relating to treasury, depository and cash management services, credit card arrangements, stored value card arrangements, purchase card arrangements, debit card arrangements or automated clearinghouse transfers of funds;

(17) the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries consisting of take-or-pay obligations entered into in the ordinary course of business;
(18) the incurrence by the Company or any of its Restricted Subsidiaries of Obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(19) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary of the Company in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving pro forma effect to such acquisition or merger, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant;
(20) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (20), not to exceed $20.0 million;
(21) Indebtedness of the Company or any of its Restricted Subsidiaries incurred to finance the replacement (through construction, acquisition, lease or otherwise) of one or more Vessels and any assets that shall become Notes Priority Collateral, upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel (provided that such loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel was covered by insurance or resulted in the actual payment of compensation, indemnification or similar payments to such Person (collectively, a “Total Loss”)) in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case, less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) actually received by the Company or any of its Restricted Subsidiaries from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss;

(22) Indebtedness of the Company or any of its Restricted Subsidiaries incurred in relation to (i) maintenance, repairs, refurbishments and replacements required to maintain the classification of any of the Vessels owned, leased, time chartered or bareboat chartered to or by the Company or any of its Restricted Subsidiaries, (ii) drydocking of any of the Vessels owned or leased by the Company or any of its Restricted Subsidiaries for maintenance, repair, refurbishment or replacement purposes in the ordinary course of business; and (iii) any expenditures which will or may be reasonably expected to be recoverable from insurance on such Vessels;
(23) Indebtedness of the Company or any Guarantor (which may include, for the avoidance of doubt, deferred or installment payment obligations), in an aggregate amount not to exceed $50.0 million at any one time outstanding, incurred in order to repurchase, repay, refinance, redeem, defease or otherwise retire for value the obligations of the Company or any of its Restricted Subsidiaries with respect to ship financing arrangements in existence on the Issue Date; and
(24) unsecured Indebtedness of the Company issued as a Jones Act Restricted Payment, consisting of debt securities having neither (i) a Stated Maturity nor (ii) any due date for the payment of any installment of principal, in either case, that is earlier than one year after the Stated Maturity of the Notes.
(c) Any Indebtedness incurred under a Credit Facility that is allocated to Section 4.11(b)(1) shall be deemed for purposes of this covenant to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Facility that provide that such Indebtedness is deemed to be repaid daily (or otherwise periodically).
(d) For purposes of determining compliance with this Section 4.11, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) of Section 4.11(b), or is entitled to be incurred pursuant to Section 4.11(a), the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of such reclassification), in any manner that complies with this covenant, except that Indebtedness outstanding under the ABL Facility on the Issue Date will at all times be deemed to have been incurred on such date in reliance on the exception provided by Section 4.11(b)(1). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) The amount of any Indebtedness outstanding as of any date will be:
(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A) the Fair Market Value of such assets at the date of determination; and
(B) the amount of the Indebtedness of the other Person.
Section 4.12. Asset Sales.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1) the Company (or its Restricted Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;
(2) at least 75% of the consideration received in the Asset Sale by the Company or its Restricted Subsidiaries is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:
(i) except in the case of a Sale of Notes Priority Collateral, any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption or similar agreement;
(ii) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are converted by the Company or any Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

(iii) any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having a Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $15.0 million and (y) 1.0% of Total Assets at the time of receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value; and
(iv) any stock or assets of the kind referred to in clause (1) or (3) of Section 4.12(b) (in the case of a Sale of Notes Priority Collateral) or clause (2) or (4) of Section 4.12(c) (in any other case);
provided that, (A) to the extent any cash, any property or assets are received pursuant to clauses (ii), (iii) or (iv) of this Section 4.12(a)(2) in respect of a Sale of Notes Priority Collateral, such cash, property or assets are pledged to secure the Notes as Notes Priority Collateral and (B) that all Net Proceeds from an Asset Sale, or Casualty or Condemnation Event, of, Notes Priority Collateral are deposited into the Collateral Proceeds Account no later than two Business Days following receipt thereof.
(b) Within 360 days after the receipt of any Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event in which Net Proceeds are received in respect of the condemnation, destruction, damage or loss of any Notes Priority Collateral, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option:
(1) to acquire all or substantially all of the assets of, or any Capital Stock of, a Permitted Business (including, without limitation, Vessels, equipment and inventory), if, after giving effect to any such acquisition, such Permitted Business is owned by the Company or any Guarantor and such Permitted Business includes Notes Priority Collateral with a Fair Market Value at least equal to the Fair Market Value of the Notes Priority Collateral disposed of in the applicable Sale of Notes Priority Collateral;
(2) to make capital expenditures on assets that constitute Notes Priority Collateral;
(3) to acquire (including, without limitation, through a long-term lease of a Vessel in accordance with past practice) other capital assets that are not current assets (including, without limitation, Vessels, equipment and inventory) that are pledged as Notes Priority Collateral and designated to the Trustee as such, and that are used or useful in a Permitted Business; and/or

(4) to permanently repay, prepay, repurchase or otherwise retire for value any Indebtedness secured by Liens on the Notes Priority Collateral that rank higher than the Convertible Note Liens.
(c) Within 360 days after the receipt of any Net Proceeds from an Asset Sale (other than from a Sale of Notes Priority Collateral), the Company or any Restricted Subsidiary may apply such Net Proceeds at its option:
(1) (A) in the case of Net Proceeds from any Asset Sale of assets of any non-Guarantor, to repay Indebtedness of such non-Guarantor, (B) to repay ABL Obligations or (C) to permanently repay, prepay, repurchase or otherwise retire for value any Indebtedness secured by Liens on the assets subject to such Asset Sale, which Liens rank higher in priority than the Convertible Note Liens;
(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (including, without limitation, Vessels, equipment and inventory), if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Guarantor;
(3) to make a capital expenditure; and/or
(4) to acquire other assets that are used or useful in a Permitted Business.
(d) Pending the final application of any Net Proceeds (other than Net Proceeds from any Sale of Notes Priority Collateral or a Casualty or Condemnation Event directly attributable to any Notes Priority Collateral), the Company or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any binding commitment to apply Net Proceeds to invest in accordance with clause (1), (2) or (3) of Section 4.12(b) (in the case of Net Proceeds of Notes Priority Collateral) or clause (2), (3) or (4) of Section 4.12(c) (in the case of any other Net Proceeds) shall be treated as a permitted final application of Net Proceeds from the date of such commitment so long as the Company or any Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided that if such commitment is later canceled, terminated or otherwise not consummated after the 360-day period for any reason, then such Net Proceeds shall constitute “Excess Proceeds” (as defined in Section 4.12(e)).
(e) Any Net Proceeds from Asset Sales (including Sales of Notes Priority Collateral) or Casualty or Condemnation Events related to Notes Priority Collateral that are not applied or invested as provided in Sections 4.12(b) or 4.12(c) will constitute “Excess Proceeds.” In addition, any Net Proceeds received by the Company or its Restricted Subsidiaries in excess of $60.0 million in the aggregate after the Issue Date that are not applied under Section 4.12(c)(4) (in the case of Net Proceeds in respect of Notes Priority Collateral) or under Section 4.12(b)(1) (in the case of other Net Proceeds) shall be deemed to be Excess Proceeds, to the extent not applied to such permanent repayment, prepayment, repurchase or other retirement for value within 60 days after receipt thereof (which time period shall be extended during the pendency of any offers using such Net Proceeds that are required to be conducted by the “Asset Sale” or similar provisions of any Senior Lien Debt or an ABL Facility). When the aggregate amount of Excess Proceeds exceeds $10.0 million, provided, that in case of any Vessel Construction Contract such Net Proceeds shall only constitute Excess Proceeds to the extent not reinvested upon the expiration of such Vessel Construction Contract, within 30 days thereof, the Company will make an offer (a “Net Proceeds Offer”) to all holders of Notes and to the holders of any Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in this Section 4.12 with respect to asset sales to purchase the maximum principal amount of Notes and Permitted Additional Pari Passu Obligations (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Net Proceeds Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including the date of purchase, and will be payable in cash.
(f) If any Excess Proceeds remain after consummation of a Net Proceeds Offer, those Excess Proceeds will be released from the Collateral Proceeds Account and the Company and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations tendered into such Net Proceeds Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and Permitted Additional Pari Passu Obligations on a pro rata basis with such adjustments as may be needed so that only Notes in minimum amounts of $1.00 and integral multiples of $1.00 will be purchased. Upon completion of each Net Proceeds Offer, the amount of Excess Proceeds will be reset at zero (and to the extent such Net Proceeds are held in the Collateral Proceeds Account, such Net Proceeds shall be released to the Company). If the Company makes a Net Proceeds Offer prior to the 360-day deadline specified in the third or fourth paragraph of this covenant, as applicable, with respect to any Net Proceeds, the Company’s obligations with respect to such Net Proceeds under this covenant shall be deemed satisfied after completion of such Net Proceeds Offer.
(g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue of such compliance.
(h) For purposes of this Section 4.12, (x) any Additional Notes shall be deemed to be Notes and not Permitted Additional Pari Passu Obligations and (y) the Net Cash Proceeds attributable to the sale of (i) Notes Priority Collateral consisting of Equity Interests of a Person that is not a Guarantor shall be deemed to be equal to the equity value of such Equity Interests and (ii) a group of assets consisting of both Notes Priority Collateral and assets that are not Notes Priority Collateral shall be deemed to be Net Cash Proceeds from Notes Priority Collateral and such other assets, respectively, based on the Fair Market Value of the Notes Priority Collateral and such other assets (as determined in good faith by the Company, which determination shall be conclusive absent manifest error).

Section 4.13. Transactions with Affiliates.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments in excess of $5.0 million, unless:
(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and
(2) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.13 and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Company.
(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.13(a):
(1) any consulting or employment agreement or arrangements, incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance arrangements, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business for the benefit of directors, officers, employees and consultants of the Company, a Restricted Subsidiary of the Company or a direct or indirect parent of the Company and payments and transactions pursuant thereto.
(2) transactions between or among the Company and/or its Restricted Subsidiaries;
(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable fees and reimbursement of expenses of directors, experts and consultants;
(5) any transaction in which the only consideration paid by the Company or any Restricted Subsidiary consists of Equity Interests (other than Disqualified Stock) of the Company or any contribution of capital to the Company;
(6) Restricted Payments and Permitted Investments that do not violate the provisions of Section 4.09 of this Indenture;
(7) any agreement, instrument or arrangement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not materially more disadvantageous, taken as a whole, than the applicable agreement, instrument or arrangement, as in effect on the Issue Date, as determined in good faith by the Company);
(8) loans or advances to employees in the ordinary course of business not to exceed $3.0 million in the aggregate at any one time outstanding;
(9) transactions between the Company or any Restricted Subsidiary and any person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company or any direct or indirect parent entity thereof; provided that such director abstains from voting as a director of the Company or any direct or indirect parent entity of the Company, as the case may be, on any matter involving such other Person;
(10) purchases or sales of goods and/or services in the ordinary course of business on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company;
(11) if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Company or any Restricted Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of the Company or such Restricted Subsidiary;
(12) any capital contribution to any Affiliate otherwise permitted by this Indenture;
(13) transactions with any joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its Restricted Subsidiaries and Persons that are not Affiliates of the Company;

(14) any Investment of the Company or any of its Restricted Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;
(15) pledges of Equity Interests of Unrestricted Subsidiaries;
(16) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company or any Restricted Subsidiary and not for the purpose of circumventing any provision of this Indenture;
(17) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary, as applicable, from a financial point of view or meets the requirements of Section 4.13(a)(1);
(18) any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (a) forming or collapsing a holding company structure or (b) reincorporating the Company in a new jurisdiction;
(19) entering into one or more agreements that provide registration rights to the security holders of the Company or any direct or indirect parent of the Company or amending such agreement with security holders of the Company or any direct or any indirect parent of the Company and the performance of such agreements;
(20) any (x) purchase of any class of Indebtedness from, or lending of any class of Indebtedness to, the Company or any of its Restricted Subsidiaries by an Affiliate of the Company, so long as the aggregate principal amount of such class of Indebtedness purchased or loaned by such Affiliates does not exceed the aggregate principal amount of such class of Indebtedness purchased by non-Affiliate investors; and (y) repurchases, redemptions or other retirements for value by the Company or any of its Restricted Subsidiaries of Indebtedness of any class held by any Affiliate of the Company, so long as such repurchase, redemption or other retirement for value is on the same terms as are made available to investors holding such class of Indebtedness generally, and Affiliates have an economic interest in no more than 50% of the aggregate principal amount of such class of Indebtedness; and
(21) the Exchange Offer and the transactions related thereto.

Section 4.14. Liens.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.
Section 4.15. Business Activities.
The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole, as reasonably determined by the Company.
Section 4.16. Repurchase at the Option of Holders upon Change of Control.
(a) If a Change of Control occurs at any time, each Holder will have the right (a “Change of Control Repurchase Right”), at its option, to require the Company to purchase for cash any or all of its Notes, or any portion of the principal amount thereof, that is equal to $1.00 or multiple of $1.00. The price the Company is required to pay is equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, including any Supplementary Interest, to but excluding the Change of Control Purchase Date (unless the Change of Control Purchase Date is after an Interest Record Date and on or prior to the Interest Payment Date to which such Record Date relates, in which case the Company will instead pay the full amount of accrued and unpaid interest (including Supplementary Interest, if any) to the holder of record on such record date and the Change of Control purchase price will be equal to 100% of the principal amount of the Notes to be purchased). Any Notes purchased by the Company will be paid for in cash.
(b) On or before the 20th day after the occurrence of a Change of Control, the Company will provide to all Holders and the Trustee and Paying Agent a duly completed notice (a “Change of Control Purchase Notice”) in the form set forth on the reverse of the Note of the occurrence of the Change of Control and of the resulting purchase right. Such notice shall state, among other things:
(1) the events causing a Change of Control;
(2) the date of the Change of Control;
(3) the last date on which a Holder may exercise the Change of Control Repurchase Right;
(4) a Change of Control purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, including any Supplementary Interest, to, but excluding, the Change of Control Purchase Date;
(5) the Change of Control Purchase Date;

(6) the name and address of the Paying Agent and the Conversion Agent, if applicable;
(7) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
(8) if applicable, that the Notes with respect to which a Change of Control Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Change of Control Purchase Notice in accordance with the terms of this Indenture; and
(9) the procedures that Holders must follow to require the Company to purchase their Notes.
(c) Simultaneously with providing a Change of Control Purchase Notice, the Company will publish a notice containing the information set out in clauses (1) through (b)(9) of Section 4.16(b) in a newspaper of general circulation in New York City or publish such information on its website or through such other public medium as the Company may use at the time.
(d) To exercise the Change of Control Purchase Right, the Holders must deliver, on or before the Business Day immediately preceding the Change of Control Purchase Date, the Notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Change of Control Purchase Notice” on the reverse side of the Notes duly completed, to the Paying Agent. A Holder’s Change of Control Purchase Notice must state:
(1) if certificated, the certificate numbers of its Notes to be delivered for purchase or if not certificated, the Holder’s notice must comply with appropriate DTC procedures;
(2) the portion of the principal amount of Notes to be purchased, which must be $1.00 or an integral multiple thereof; and
(3) that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and Section 4.16 of this Indenture.
(e) A Holder may withdraw any Change of Control Purchase Notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date (the “Change of Control Purchase Expiration Time”). The notice of withdrawal shall state:
(1) the principal amount of the withdrawn Notes;
(2) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the Holder’s notice must comply with appropriate DTC procedures; and

(3) the principal amount, if any, which remains subject to the Change of Control Purchase Notice.
(f) The Company will be required to purchase the Notes on the Change of Control Purchase Date. The Holders of the Notes will receive payment of the Change of Control Purchase Price on the later of the Change of Control Purchase Date or the time of book-entry transfer or the delivery of the Notes. If the Paying Agent holds money or securities sufficient to pay the Change of Control Purchase Price of the Notes on the Change of Control Purchase Date, then:
(1) the Notes will cease to be outstanding and interest, including Supplementary Interest, if any, will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent); and
(2) all other rights of the Holder will terminate (other than the right to receive the Change of Control Purchase Price).
(g) In connection with a Change of Control Offer, the Company will, if required (i) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and (ii) file any required schedule under the Exchange Act. In addition, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.16 by virtue of such compliance.
(h) No Notes may be purchased at the option of Holders upon a Change of Control pursuant to this Section 4.16 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.
Section 4.17. Payments for Consent.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Security Documents or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in the case of an offering of securities to holders of Notes by the Company or any of its Restricted Subsidiaries (including, without limitation, an exchange offer) in which a consent, waiver or amendment is sought, if such offering is intended to be exempt from the registration requirements of the Securities Act, the Company and its Restricted Subsidiaries may offer and issue such securities only to holders of Notes who are eligible to receive such securities in accordance with such exemption from registration.

Section 4.18. Additional Note Guarantees.
If the Company or any of its Restricted Subsidiaries acquires, creates or designates another Restricted Subsidiary (other than any Foreign Subsidiary, any Exempted Subsidiary or any Immaterial Subsidiary) after the Issue Date, then such Restricted Subsidiary must become a Guarantor and shall, within 10 Business Days after the date on which it was so acquired, created, capitalized or designated:
(1) execute and deliver to the Trustee a supplemental indenture in the form attached hereto as Exhibit G pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes on the terms set forth in this Indenture; and
(2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.
Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes.
Section 4.19. Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Restricted Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments pursuant to Section 4.09 or under one or more clauses of the definition of “Permitted Investments,” as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.09. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Unrestricted Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.11, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.11, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
Section 4.20. Anti-Layering.
Except for Liens permitted by clause (35) of the definition of “Permitted Liens,” the Company and the Guarantors may not create any Lien on any of the Collateral with a priority that is lower than that of any ABL Lien, First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien yet also higher than that of any ABL Lien, First-Lien Note Lien, Second-Lien Note Lien or Convertible Note Lien (other than an ABL Lien, a First-Lien Note Lien, a Second-Lien Note Lien or Convertible Note Lien).
Section 4.21. Restrictions on Purchases of Existing Notes.
If any Existing Notes remain outstanding after consummation of the Exchange Offer, the Company and its Subsidiaries will not voluntarily tender for, prepay, purchase, redeem or otherwise acquire any such remaining Existing Notes unless (A) the consideration for such acquisition of remaining Existing Notes consists solely of shares of Common Stock and/or Notes and (B) the total value of such consideration per $1,000 principal amount of Existing Notes (measured at the time of such acquisition of remaining Existing Notes) is not greater than the total value of the Notes and Common Stock received by holders in the Exchange Offer per $1,000 principal amount of Existing Notes (measured at the time of such acquisition of remaining Existing Notes), unless, concurrently with the consummation of such acquisition of remaining Existing Notes, the Company distributes to each holder of the Notes, additional Notes and/or additional shares of Common Stock (in the same proportion as the consideration paid in connection with the Company’s acquisition of such remaining Existing Notes) having a total value (measured at the time of such distribution) equivalent to the difference between (1) the total value of the consideration such holder would receive for its Existing Notes if the Company or the relevant Subsidiary acquired all such Existing Notes from such holder on the same terms as its acquisition of such remaining Existing Notes (based on the principal amount of Existing Notes that such holder would hold assuming a rescission of the Exchange Offer immediately prior to such distribution) and (2) the sum of (x) the total value of the Notes and Common Stock that a holder owning the amount of Existing Notes held by such holder at the time of such distribution would have received in the Exchange Offer (measured at the time of such distribution) and (y) the total value of any Existing Notes and/or Common Stock previously distributed to such holder pursuant to this Section 4.21 (measured at the time of such distribution).

ARTICLE 5
Merger, Consolidation or Sale of Assets
Section 5.01. Merger, Consolidation or Sale of Assets.
The Company shall not, directly or indirectly: (i) consolidate, merge or amalgamate with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(a) either:
(A) the Company is the surviving corporation; or
(B) the Person (the “Successor Company”) formed by or surviving any such consolidation, merger or amalgamation (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia and is either (i) a corporation or (ii) a limited partnership or limited liability company and is (or has previously been) joined by a corporation as a co-issuer of the Notes;
(b) any Successor Company assumes all the obligations of the Company under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents and pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent;
(c) immediately after such transaction, no Default or Event of Default exists; and
(d) either (i) the Company or the Successor Company would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.11(a); or (ii) the Company or the Successor Company would have a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio of the Company for the four-quarter period immediately prior to such transaction.
In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of the Company and its respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
Section 5.01(c) and (d) will not apply to: (i) a merger, amalgamation or consolidation of the Company with an Affiliate solely for the purpose of (a) reorganizing the Company as a different type of entity; provided that in the case where the surviving entity in such merger, amalgamation or consolidation is not a corporation, a corporation becomes (or has previously become) a co-issuer of the Notes, or (b) reincorporating or reorganizing the Company in another jurisdiction; or (ii) any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02. Successor Company Substituted.
In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the surviving company and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest (including Supplementary Interest, if any) on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, except in the case of a lease of all or substantially all of the Company’s properties and assets, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and the Company shall be discharged from its obligations under the Notes and this Indenture. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon receipt of a Company Order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. Except as specifically provided in this Indenture, all the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with Article 5, the Person named as the “Company” in this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture. The provisions in this Article 5 shall not apply to the sale, conveyance, transfer or lease of assets among the Subsidiaries of the Company.
Section 5.03. Opinion Of Counsel To Be Given Trustee.
Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive, in addition to the documents required by Section 11.05, an Officer’s Certificate and an Opinion of Counsel (each stating that such transaction and supplemental indenture comply with this Indenture and all conditions precedent herein provided for relating to such transaction have been complied with) as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.

ARTICLE 6
Lists of Noteholders and Reports by the Company and the Trustee
Section 6.01. Lists of Noteholders.
The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each April 15 and October 15 in each year beginning with April 15, 2012, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
Section 6.02. Preservation and Disclosure of Lists.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.
(b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
(c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.
Section 6.03. Reports by Trustee.
(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each April 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such April 15, that complies with the provisions of such Section 313(a).
(a) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

ARTICLE 7
Defaults and Remedies
Section 7.01. Events of Default.
(a) Each of the following events shall be an “Event of Default” with respect to the Notes:
(i) default in any payment of interest, including any Supplementary Interest, on any Note when due and payable and the default continues for a period of 30 days;
(ii) default in the payment of principal of, or premium, if any, on, any Note when due and payable at its Stated Maturity, upon any required repurchase, including pursuant to Section 4.16, upon declaration or otherwise;
(iii) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such conversion default is not cured or such conversion is not rescinded within five Business Days;
(iv) failure by the Company to give a Change of Control Purchase Notice when due;
(v) failure by the Company to comply with its obligations under Article 5;
(vi) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes, this Indenture or the Security Documents;
(vii) default by the Company or any Restricted Subsidiary with respect to any mortgage, lease, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed (other than Indebtedness among the Company and the Guarantors) in excess of $20.0 million in the aggregate of the Company and/or any Restricted Subsidiary, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable prior to the Stated Maturity thereof, and such acceleration shall not be rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding, a written notice specifying such event of default and requiring that such acceleration be rescinded or annulled or such indebtedness to be discharged; (ii) constituting a failure to pay the principal or interest (in the case of interest, following the later of (x) the fifth Business Day thereafter or (y) the expiration of any applicable grace period (including any extended grace period) if such failure to pay was not otherwise waived) on any of the First-Lien Notes or the Second-Lien Notes when due and payable at Stated Maturity, upon required repurchase, upon declaration or otherwise; or (iii) constituting a failure to pay the principal or interest (in the case of interest, following the later of (x) 60 days thereafter or (y) the expiration of any applicable grace period (including any extended grace period) if such failure to pay was not otherwise waived) of any other such debt (other than the First-Lien Notes or the Second-Lien Notes) when due and payable at its stated maturity, upon required repurchase, or upon declaration;
(viii) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(A) commences a voluntary case, application, petition, compromise, voluntary arrangement, scheme of arrangement, moratorium, liquidation, administration, or receivership or other proceeding,
(B) consents to the entry of an order for relief against it in an involuntary case, application, petition or other proceeding,
(C) consents to the appointment of a custodian, receiver, receiver-manager, administrative receiver, administrator or liquidator of it or for all or substantially all of its property,
(D) makes a general assignment for the benefit of its creditors or a moratorium or similar arrangement is declared or instituted with its creditors,
(E) generally is not paying its debts as they become due; or admits in writing its inability to pay its debts as such debts become due or its directors or other officers request the appointment of, or give notice of their intention to appoint, a receiver, receiver manager, administrative receiver, administrator, liquidator or other officer having similar powers over its property, or
(F) is deemed for the purposes of any applicable law to be unable to pay its debts as they fall due;

(ix) a court of competent jurisdiction enters an order or decree (which order or decree remains unstayed and in effect for more than 60 consecutive days) under any Bankruptcy Law that:
(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case, application, petition or other proceeding;
(B) appoints a custodian, receiver, receiver-manager, administrative receiver, administrator, liquidator, or other similar officer of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or
(C) orders the liquidation, administration or receivership of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;
(x) except as permitted by this Indenture, any Note Guarantee of any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;
(xi) a final judgment for the payment of $20.0 million or more (excluding any amounts covered by insurance) rendered against the Company or any Restricted Subsidiary, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
(xii) unless all of the Collateral has been released from the Convertible Note Liens in accordance with the provisions of the Security Documents, the default, repudiation or disaffirmation by the Company or any of the Guarantors of any of their obligations under the Security Documents (other than by reason of (a) a release of such obligation or Lien related thereto in accordance with this Indenture or the Security Documents or (b) the failure of the Collateral Trustee to maintain possession of certificates, instruments or other documents actually delivered to it representing securities or other possessory collateral pledged under the Security Documents), which default, repudiation or disaffirmation results in Collateral having an aggregate Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent under any applicable law (other than the law of any foreign jurisdiction) (to the extent required under the Security Documents), or a determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any of the Guarantors for any reason with respect to Collateral having an aggregate Fair Market Value of $5.0 million or more; provided that such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes demanding that such default be remedied; or
(xiii) occurrence of any Mortgage Default (as defined in the Vessel Fleet Mortgage) or failure by the Company or any of its Restricted Subsidiaries to comply with the terms of any other Security Document, in either case, after giving effect to any applicable grace periods or time periods for performance specified therein or, in the absence of any grace periods or time periods for performance specified therein, failure by the Company or any of its Restricted Subsidiaries, for 30 days after written notice (demanding that such default be remedied) from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received, to comply with the terms of the Security Document.
(b) If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest, including Supplementary Interest, if any, and premium, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, including any Supplementary Interest, if any, will be due and payable immediately. If an Event of Default specified in Section 7.01(a)(viii) or Section 7.01(a)(ix) occurs, 100% of the principal of and accrued and unpaid interest, including Supplementary Interest, if any, and premium, if any, on the Notes will automatically become due and payable.
(c) Notwithstanding anything to the contrary in this Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its obligations as set forth under Section 4.06(b), will after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (the “Supplementary Interest”) on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing. If the Company makes such an election, such Supplementary Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after the occurrence of such Event of Default (if the Event of Default relating to the Company’s obligations referred to in clauses (i) and (ii) of Section 7.01(a) is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 7.01(b). A Holder’s right to receive Supplementary Interest for an Event of Default relating to the Company’s failure to comply with its obligations referred to in clauses (i) and (ii) of Section 7.01(a) will not affect the rights of the Holders in the event of an occurrence of any other Event of Default. In the event the Company does not timely elect to pay the Supplementary Interest following an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided in Section 7.01(b). To make such election to pay Supplementary Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default referred to in clauses (i) and (ii) of Section 7.01(a), the Company must notify the Holders and the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in Section 7.01(b).
Section 7.02. Payments of Notes on Default; Suit Therefor.
If an Event of Default described in clause (i) or (ii) of Section 7.01(a) shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal and interest with interest on any overdue principal and interest at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 8.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
If an Event of Default described in clauses (viii) or (ix) of Section 7.01(a) shall have occurred, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 8.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.
Section 7.03. Application of Monies or Property Collected by Trustee.
Any monies or property collected by the Trustee pursuant to this Article 7 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
First, to the payment of all amounts due the Trustee under Section 8.06;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the date due of the installments of such interest, with interest upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount, including the payment of the Change of Control Purchase Price and the cash component of the conversion obligation, if any, then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal, over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and
Fourth, to the payment of the remainder, if any, to the Company, or as directed by a court of competent jurisdiction.
Section 7.04. Proceedings by Noteholders.
No Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in Section 7.01, and unless also the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in principal amount of the Notes outstanding within such 60-day period pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal (including the Change of Control Purchase Price upon purchase pursuant to Section 4.16) of, and accrued and unpaid interest on such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
Section 7.05. Proceedings by Trustee.
In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 7.06. Remedies Cumulative and Continuing.
Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.
The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 may on behalf of the

Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except with respect to a Default described in Section 7.01(a)(i), (ii) or (iii) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than a Default with respect to the nonpayment of the principal of and interest, as described in Section 7.01(i) and (ii) herein, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and (iii) all fees and expenses of the Trustee have been paid. Upon any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 7.08. Notice of Defaults.
The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal (including Supplementary Interest, if any) of, or accrued and unpaid interest on, any of the Notes, or a Default in the payment or delivery of the consideration due upon conversion, then in any such event the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.
Section 7.09. Undertaking to Pay Costs.
All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or accrued and unpaid interest on any Note (including, but not limited to, the Change of Control Purchase Price, with respect to the Notes being purchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

ARTICLE 8
Concerning the Trustee
Section 8.01. Duties and Responsibilities of Trustee.
The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered an indemnity or security, satisfactory to the Trustee, against the loss, liability or expenses that might be incurred by it in compliance with such request or direction.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:
(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a court of competent jurisdiction in a final and non-appealable decision that the Trustee acted with willful misconduct or in bad faith or was grossly negligent or reckless in ascertaining the pertinent facts;
(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01;
(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;
(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;
(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
(h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights, privileges, immunities, benefits and protections afforded to the Trustee pursuant to this Article 8, including, without limitation, its right to be indemnified, shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 8.02. Reliance on Documents, Opinions, Etc.
Except as otherwise provided in Section 8.01:
(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed herein); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(c) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel, of its selection, and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;
(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(f) the Trustee and/or the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee and/or the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;
(g) in the event the Company elects to pay Supplementary Interest, the Company shall provide written notice to the Trustee of the Company’s election to pay Supplementary Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Supplementary Interest to be paid by the Company. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Supplementary Interest is payable and the amount thereof;

(h) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;
(i) the Company shall provide prompt written notice to the Trustee of any change to its fiscal year (it being expressly understood that the failure to provide such notice to the Trustee shall not be deemed a Default or Event of Default under this Indenture);
(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes of this Indenture; and
(k) the permissive rights of the Trustee enumerated herein shall not be construed as duties.
In no event shall the Trustee be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage proven in a court of competent jurisdiction in a final and non-appealable decision to have been caused by the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder.
Section 8.03. No Responsibility for Recitals, Etc.
The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Exchange Offer Document or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
Section 8.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes.
The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 8.05. Monies to Be Held in Trust.
All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
Section 8.06. Compensation and Expenses of Trustee.
The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as shall have been proven in a court of competent jurisdiction in a final and non-appealable decision to have been caused by its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith, as determined in a court of competent jurisdiction in a final and non-appealable decision on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 7.03, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinated even though the Notes may be so subordinated. The obligation of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee.
Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(a)(xi) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07. Officer’s Certificate as Evidence.
Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 8.08. Conflicting Interests of Trustee.
After qualification of this Indenture under the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days after ascertaining that it has such conflicting interest, apply to the Commission for permission to continue as Trustee or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
Section 8.09. Eligibility of Trustee.
There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.
Section 8.10. Resignation or Removal of Trustee.
(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, at the expense of the Company and upon 10 Business Days’ notice to the Company and the Noteholders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(b) In case at any time any of the following shall occur:
(i) the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months; or
(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or
(iii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 9.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within 10 days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11. Acceptance by Successor Trustee.
Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and conferring to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.
No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.
Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
Section 8.12. Succession by Merger, Etc.
Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 8.13. Limitation on Rights of Trustee as Creditor.
If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
Section 8.14. Trustee’s Application for Instructions from the Company.
Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
ARTICLE 9
Concerning the Noteholders
Section 9.01. Action by Noteholders.
Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing. Whenever the Company or the Trustee solicits the taking of any action by the Holders, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action.

Section 9.02. Proof of Execution by Noteholders.
Subject to the provisions of Section 8.01 and Section 8.02, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.
Section 9.03. Who Are Deemed Absolute Owners.
The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent, and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion or purchase of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.
Section 9.04. Company-Owned Notes Disregarded.
In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are (i) owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company and (ii) have been cancelled in accordance with Section 2.08 shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05. Revocation of Consents; Future Holders Bound.
At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 10
Note Guarantees
Section 10.01. Guarantee.
(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the other Notes Documents or the obligations of the Company hereunder or thereunder, that:
(1) the principal of, premium and Supplementary Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and
(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.
(e) All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee of the Notes such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its Guarantee of the Notes in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Guarantee of the Notes that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 10.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Guarantee of the Notes (including in respect of this Section 10.01), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 10.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.01.
Section 10.02. Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03. Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit F hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers (but the failure to execute such notation shall not affect the validity of any Note Guarantee).
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.
A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:
(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and
(2) either:
(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor) assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee, all appropriate Security Documents and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee and the Collateral Agent; or
(b) such transaction is permitted by Section 4.12.
In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution.
Except as set forth in Article 4 and Article 5, and notwithstanding clauses (1) and (2)(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, amalgamation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05. Releases.
The Note Guarantee of any Guarantor, and the Collateral Agent’s Lien on the Collateral of such Guarantor, will be released:
(1) in connection with any sale or other disposition of all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor if the sale or other disposition does not violate Section 4.12;
(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or Guarantor, if the sale or other disposition does not violate Section 4.12 and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition; or
(3) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture.
Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Supplementary Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11
Supplemental Indentures
Section 11.01. Supplemental Indentures Without Consent of Noteholders.
The Company, at the Company’s expense, may, from time to time and at any time, amend this Indenture, the Notes, the Note Guarantees or any Security Documents to:
(a) cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders in any material respect;
(b) provide for the assumption by a Successor Company of the obligations of the Company under this Indenture;
(c) increase the Conversion Rate of the Notes;
(d) add guarantees or additional obligors with respect to the Notes;

(e) add to the covenants of the Company or its Restricted Subsidiaries for the benefit of the Holders or surrender any right or power conferred upon the Company;
(f) make any change that does not adversely affect the rights of any Holder in any material respects;
(g) conform the provisions of this Indenture, the Note Guarantees, the Security Documents or the Notes to any provision of the section entitled “Description of the New Notes” as set forth in the Exchange Offer Document;
(h) add any additional Events of Default;
(i) comply with the requirements of the Commission or any applicable securities depositary or stock exchange on which the Common Stock may be listed;
(j) provide for uncertificated Notes in addition to or in place of certificated Notes;
(k) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
(l) to allow any Guarantor to execute a supplemental Indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor as provided in this Indenture;
(m) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents; or
(n) evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture.
In addition, the Trustee and the First-Lien Notes Collateral Agent will be authorized to amend the Intercreditor Agreement or the Security Documents to add additional secured parties holding Permitted Additional Pari Passu Obligations, First-Lien Note Obligations, Second-Lien Note Obligations or ABL Obligations permitted by this Indenture with the same Lien priorities and rights as provided in the Intercreditor Agreement or to enter into intercreditor arrangements with the holders of any such Indebtedness so long as the terms of such intercreditor arrangements are not less favorable to the holders of Notes than the intercreditor provisions contained in the Security Agreement and the Intercreditor Agreement.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.
Section 11.02. Supplemental Indentures With Consent of Noteholders.
With the consent (evidenced as provided in Article 9) of the Holders of at least a majority in aggregate principal amount of the Notes (with the Series A Notes and the Series B Notes voting as a single class) at the time outstanding (determined in accordance with Article 9 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, at the Company’s expense, may, from time to time, and at any time amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents and, subject to Section 7.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Supplementary Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Security Documents, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes; provided, however, that without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):
(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(b) reduce the principal of or change the fixed maturity of any Note (other than the provisions of Sections 4.12 or 4.16);
(c) reduce the rate of or extend the stated time for payment of interest, including Supplementary Interest, on any Note;
(d) reduce the principal of or extend the Stated Maturity of any Note;
(e) decrease the conversion rate of any Note or otherwise adversely affect the conversion rights associated with any Note;
(f) reduce the Change of Control Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(h) make any Note payable in currency other than that stated in the Note;
(i) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;
(j) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;
(k) in any manner subordinate the Notes or the Note Guarantees in right of payment or in Lien priority, except as permitted by this Indenture, the Note Guarantees and the Security Documents;
(l) adversely affect the ranking of the Notes in right of payment;
(m) impair the right of any Holder to receive payment of principal and interest, including Supplementary Interest, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or
(n) make any change in this Article 11 that requires each Holder’s consent or in the waiver provisions in Section 7.01 or Section 7.07.
In addition, any amendment to, or waiver of, the provisions of this Indenture, the Notes, the Note Guarantees or any Security Document that (i) has the effect of releasing all or substantially all of the Collateral from the Convertible Note Liens shall require the consent of the Holders of at least 90% in aggregate principal amount of the Notes then outstanding under this Indenture or (ii) releases any Collateral from the Convertible Note Liens shall require the consent of holders of at least 75% in aggregate principal amount of the Notes then outstanding under this Indenture, except as otherwise permitted pursuant to this Indenture.
Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject to Section 11.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under this Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Section 11.03. Effect of Supplemental Indentures.
Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect; provided that this Section 11.03 shall not require such supplemental indenture to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall any such qualification constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 11.04. Notation on Notes.
Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
Section 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee.
In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent, if any, to the execution of such supplemental indenture have been complied with, as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is permitted or authorized by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions.

ARTICLE 12
Satisfaction and Discharge
Section 12.01. Satisfaction and Discharge.
This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a)(i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Noteholders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Change of Control Purchase Date, upon conversion or otherwise, cash, shares of Common Stock or a combination thereof, as applicable (solely to satisfy the Company’s conversion obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive.
ARTICLE 13
Immunity of Incorporators, Shareholders, Officers and Directors
Section 13.01. Indenture and Notes Solely Corporate Obligations.
No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 14
Conversion of Notes
Section 14.01. Right to Convert Series A Notes.
(a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert the principal amount of any Series A Notes at the Series A Conversion Rate then in effect, any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date.
(b) Series A Notes may not be converted after the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date.
(c) A Holder may convert fewer than all of such Holder’s Series A Notes so long as the principal amount of Series A Notes to be converted is an integral multiple of $1.00 and all Series A Notes remaining that are held by such Holder are in a minimum denomination of $1.00.
(d) If Series A Notes are converted after the close of business on an Interest Record Date, holders of such Notes at the close of business on such Interest Record Date will receive the interest and Supplementary Interest, if any, payable on such Series A Notes on the corresponding Interest Payment Date notwithstanding the conversion.
Section 14.02. Conversion Procedures for Series A Notes.
(a) Each Series A Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.
(b) In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must comply with the Depositary’s procedures for converting a beneficial interest in a Global Note and, if required, pay all transfer taxes pursuant to Section 14.10, if any. In order to exercise the conversion privilege with respect to any certificated Notes, the Holder of any such Notes to be converted, in whole or in part, shall:
(i) complete and manually sign the conversion notice on the back of the Note (the “Conversion Notice”) or facsimile of the Conversion Notice and deliver such notice, which is irrevocable, to the Conversion Agent;
(ii) surrender the Note to the Conversion Agent;
(iii) if required, furnish appropriate endorsements and transfer documents; and
(iv) if required, pay all transfer or similar taxes.

The Trustee will, as promptly as possible, provide the Company with notice of any conversion exercised by Holders of which a Responsible Officer becomes aware.
Once a Series A Note is converted in accordance with this Section 14.02, such Series A Note shall no longer have the benefit of any security interest in the Collateral.
(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock or Warrants which shall be issuable on such conversion shall be issued. All Series A Notes surrendered for conversion shall, unless any shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.
(d) In case any Series A Notes shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder of the Notes so surrendered, without charge to such Holder, new Series A Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
(e) Each conversion shall be deemed to have been effected as to any Series A Notes (or portion thereof) surrendered for conversion on the relevant Conversion Date, and with respect to any shares of Common Stock or Warrants that are issuable upon such conversion, the Person in whose name the certificate or certificates for such shares of Common Stock will be registered, shall become the holder of record of such shares or Warrants as of the close of business on the Conversion Date.
(f) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.
(g) If a Holder has submitted any Series A Notes for purchase pursuant to Section 4.16, such Series A Notes may be converted only if the Holder submits a withdrawal notice in accordance with Section 4.16(e) prior to the Change of Control Purchase Expiration Time.
Section 14.03. Conversion of Series A Notes at the Option of the Company.
(a) Beginning on the one-year anniversary of the Issue Date, the Company will have the option to convert all or any portion of the outstanding Series A Notes, upon not more than 60 days and not less than 20 days prior notice to Noteholders; provided that (i) a registered class of the Common Stock is listed on either the New York Stock Exchange or the NASDAQ Stock Market and (ii) the 30 Trading Day VWAP for the Common Stock for the 30-day period ending on the Trading Day preceding the date of such notice is equal to or greater than $0.63 per share.

Section 14.04. Mandatory Conversion of Series B Notes.
(a) On the 90th day following the Issue Date (or if such day is not a Business Day, the next following Business Day), the Company will mandatorily convert $50.0 million aggregate principal amount of the Series B Notes (the “Initial Mandatory Conversion”), and on the 270th day following the Issue Date (or if such day is not a Business Day, the next following Business Day), the Company will mandatorily convert the remaining $50.0 million aggregate principal amount of the Series B Notes (the “Second Mandatory Conversion” and, together with the Initial Mandatory Conversion, the “Mandatory Conversions”), in each case on a pro rata basis at the Series B Conversion Rate. Prior to effecting any Mandatory Conversion of Series B Notes, the Company shall certify as to the satisfaction of the foregoing conditions in an Officer’s Certificate delivered to the Trustee three Business Days prior to the applicable Conversion Date.
(b) Notwithstanding Section 14.04(a), (i) the Company will not be permitted to effect any Mandatory Conversion at any time that a registered class of its Common Stock is not listed on either the New York Stock Exchange or the NASDAQ Stock Market or the Company or any Guarantor is in default under the Notes, the First- Lien Notes, the Second-Lien Notes, the ABL Facility or any Permitted Additional Pari Passu Obligations, and (ii) the Company will not be permitted to effect the Second Mandatory Conversion unless a registration statement with respect to the resale of Series A Notes and shares of its Common Stock and Warrants has been filed with the Commission in accordance with the Registration Rights Agreement and has been declared effective by the Commission and remains effective as of the time of such Second Mandatory Conversion.
(c) If the Company is unable to effect a Mandatory Conversion on the date designated for such Mandatory Conversion as a result of its failure to comply with Section 14.04(b)(i) or (ii) or Section 14.17, such Mandatory Conversion shall be effected on the third Business Day following the satisfaction of such conditions, as certified in an Officer’s Certificate delivered to the Trustee. If the Company is unable to effect one or both of the Mandatory Conversions before the one-year anniversary of the Issue Date, any remaining unconverted Series B Notes will be converted into Series A Notes on such date.
(d) At the time of each Mandatory Conversion, the Company will deliver, for each $1.00 principal amount of Series B Notes converted, a number of shares of its Common Stock equal to the conversion rate for the Series B Notes, subject to Section 14.16, which may result in the delivery of Warrants in lieu of Common Stock under certain circumstances. The Trustee will select the Series B Notes to be converted on a pro rata basis with such adjustments as may be needed so that only Series B Notes in minimum amounts of $1.00 and integral multiples of $1.00 will be purchased.
(e) If Series B Notes are converted after the close of business on an Interest Record Date, Holders of such Series B Notes at the close of business on such Interest Record Date will receive the interest and Supplementary Interest, if any, payable on such Series A Notes on the corresponding Interest Payment Date notwithstanding the conversion.

Section 14.05. Payment Upon Conversion.
(a) Upon any conversion of any Note, the Company shall deliver to converting Holders, in respect of each $1.00 principal amount of Notes being converted, in full satisfaction of the Company’s conversion obligation, a number of shares of Common Stock equal to the applicable Conversion Rate, together with cash in lieu of fractional shares in accordance with Section 14.05(e), subject to Section 14.16, which may result in the delivery of Warrants in lieu of Common Stock under certain circumstances.
(b) Except for conversions upon a Fundamental Change as provided in Section 14.08, the Company shall deliver such cash and shares of Common Stock or Warrants, if applicable, on the third Business Day following the Conversion Date.
(c) Upon conversion, Holders shall receive a separate cash payment for accrued and unpaid interest (including any Supplementary Interest, if any), to the Conversion Date, subject to Section 14.01(d) in the case of the Series A Notes, and to Section 14.04(e) in the case of the Series B Notes.
(d) The Company’s delivery to the Holder of Common Stock or Warrants, as applicable, together with any cash payment for any fractional share of Common Stock, into which a Note is convertible will be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of the Notes so converted and (ii) accrued and unpaid interest and Supplementary Interest, if any, to, but not including, the Conversion Date.
(e) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.
(f) Upon surrender of Notes for conversion in connection with a Fundamental Change, the Company shall deliver shares of Common Stock or Warrants, if applicable, at the increased Conversion Rate as described in 14.08.
Section 14.06. Adjustment of Conversion Rate.
The applicable Conversion Rate for the Series A Notes and the Series B Notes shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any of the adjustments to the Conversion Rate referred to in clauses (a) (but only with respect to a dividend or distribution), (b), (c) or (d) below if Noteholders participate, at the same time as holders of Common Stock and as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if such Holders held, for each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the Conversion Rate.

As used herein, the “Adjustment Date” for any issuance, dividend or distribution means the Ex-Dividend Date for such issuance, dividend or distribution.
(a) If the Company, at any time or from time to time while any of the Notes are outstanding, exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

CR1=	CR0 X OS1
OS0
where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Adjustment Date, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Adjustment Date or effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Adjustment Date or effective date, as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Such adjustment shall become effective immediately after the open of business on the Adjustment Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 14.06(a) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate which would have been in effect if such dividend or distribution had not been declared.

(b) If the Company, at any time or from time to time while any of the Notes are outstanding, issues to all or substantially all holders of Common Stock any rights or warrants (other than Warrants issued in lieu of Common Stock pursuant to Section 14.16) entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1= CR0 X	OS0 + X
OS0 + Y
where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Adjustment Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Adjustment Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Adjustment Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.
Such adjustment shall become effective immediately after the open of business on the Adjustment Date for such issuance.
To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed.
For purposes of this clause (b) in determining whether any rights or warrants entitle the Holder to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement of such issuance, there shall be taken into account any consideration received by the Company in respect of such issuance of such rights or warrants and any consideration payable upon exercise thereof, with the value of such consideration, if not in the form of cash, to be determined in good faith by the Board of Directors.

(c) (A) If the Company, at any time or from time to time while the Notes are outstanding, distributes shares of any class of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s Capital Stock or other securities to all or substantially all holders of its Common Stock, excluding:
(i) dividends or distributions as to which an adjustment was effected pursuant to Section 14.06(a) and rights or warrants referred to in Section 14.06(b);
(ii) dividends or distributions paid exclusively in cash (as described below in Section 14.06(d)); and
(iii) Spin-offs to which provisions set forth below in Section 14.06(c)(B) shall apply;
then the Conversion Rate shall be adjusted based on the following formula:

CR1= CR0 X	SP0
SP0 + FMV
where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Adjustment Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Adjustment Date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Adjustment Date for such distribution; and

FMV =	the Fair Market Value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Stock on the Adjustment Date for such distribution.
Such adjustment shall become effective immediately after the open of business on the Adjustment Date for such distribution. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 14.06(c) by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, adequate provision shall be made by the Company, as determined by the Board of Directors in good faith to take into account such distribution, which provision may include, without limitation, giving each Holder the right to receive on the date on which the relevant Capital Stock, evidences of indebtedness, other assets or property of the Company or rights or warrants to acquire the Common Stock or other securities are distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of Capital Stock, evidences of indebtedness, other assets or property of the Company or rights or warrants to acquire the Common Stock or other securities such Holder would have received on the record date for such distribution had such Holder owned a number of shares of Common Stock equal to the Conversion Rate as of the Adjustment Date for such distribution.

(B) With respect to an adjustment pursuant to this Section 14.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, in each case listed on a national securities exchange (a “Spin-off”), the Conversion Rate shall be adjusted based on the following formula:

CR1=CR0 X	FMV0 + MP0
MP0
where

CR 0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after, and including, the Ex-Dividend Date of the Spin-off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.
The adjustment to the Conversion Rate under this Section 14.06(c)(B) will occur on the Business Day immediately after the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references above with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-off and the Conversion Date in determining the Conversion Rate.
If any dividend or distribution of the type described in this Section 14.06(c) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate which would have been in effect if such dividend or distribution had not been declared.

(d) If any cash dividend or other distribution is made to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1=CR0 X	SP0
SP0 — C
where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Adjustment Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Adjustment Date for such dividend or distribution;

SP0 =	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Adjustment Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to holders of Common Stock.
In the case of an adjustment pursuant to this Section 14.06(d), such adjustment shall become effective immediately after the open of business on the Adjustment Date for the relevant dividend or distribution; provided that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution, in lieu of the adjustment set forth in this Section 14.06(d) adequate provision shall be made by the Company, as determined by the Board of Directors in good faith to take into account such distribution, which provision may include, without limitation, giving each Holder the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Dividend Date for such distribution.
(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be adjusted based on the following formula:

CR 1= CR0 X	AC + (SP1 X OS1
OS0 X SP1
where

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 =	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 =	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchanged in such tender or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
The adjustment to the Conversion Rate under this Section 14.06(e) shall occur immediately after at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate.
If the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
(f) Except as provided in Sections 14.06(a) or 14.06(b), if the Company, at any time or from time to time while any of the Notes are outstanding, issues or sells (i) any shares of Common Stock at a price per share that is less than the Common Stock Trading Price or (ii) any Common Stock Equivalents that entitle the holder thereof to subscribe for, purchase or exercise a conversion or exchange right for, shares of our Common Stock at price per share of common stock that is less than the Common Stock Trading Price, then, in each case, the conversion rate shall be adjusted based on the following formula:

CR 1= CR0 X	OS0 + X
OS0 + Y
where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Adjustment Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Adjustment Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Adjustment Date on a fully diluted basis determined in accordance with the treasury stock method of computing fully diluted earnings per share in accordance with U.S. GAAP;

X =	(i) the total number of shares of Common Stock issued (in the case of an issuance or sale of Common Stock) or (ii) the total number of shares of Common Stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents); and

Y =	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable (before the deduction of any underwriting or placement agency fees, discounts, commissions and expenses) (i) in respect of such shares of Common Stock issued or sold (in the case of an issuance or sale of Common Stock) or (ii) in respect of the shares of Common Stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents) divided by (B) the Common Stock Trading Price.
To the extent Common Stock Equivalents are not exercised, exchanged or converted prior to the expiration of the exercisability, exchangeability or convertibility thereof, the Conversion Rate shall be readjusted, as of such expiration date, to the Conversion Rate which would then be in effect had the adjustments made upon the distribution of such Common Stock Equivalents been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining whether any Common Stock Equivalents entitle the holders to subscribe for or purchase, or exercise a conversion or exchange right for, shares of Common Stock at less than the Common Stock Trading Price, and in determining the aggregate exercise, conversion or exchange price payable for such shares of Common Stock, there shall be taken into account any consideration received for such Common Stock Equivalents and the value of such consideration, if other than cash, shall be determined in good faith by the Board of Directors of the Company, with the advice of a nationally-recognized valuation or investment advisory firm.
If an adjustment to the Conversion Rate in respect of the issuance or sale of a Common Stock Equivalent has been previously made pursuant to Section 14.06(b), this Section 14.06(f) or Section 14.06(g), the exercise of such Common Stock Equivalent in accordance with its terms existing at the time such adjustment was made shall not result in a further adjustment pursuant to this Section 14.06(f) or Section 14.06(g). If an adjustment to the conversion rate in respect of the issuance or sale of a Common Stock Equivalent was not required by Section 14.06(b), this Section 14.06(f) or Section 14.06(g), the exercise of such Common stock Equivalent in accordance with its terms existing at the time of issuance shall not result in a adjustment pursuant to this Section 14.06(f) or Section 14.06(g).
Notwithstanding the foregoing, if an adjustment to the Conversion Rate in respect of any issuance or sale of Common Stock or Common Stock Equivalents would be required pursuant to this Section 14.06(f) and also Section 14.06(g) below, only the adjustment that results in the higher as-adjusted Conversion Rate shall be made.

(g) Except as provided in Sections 14.06(a) or 14.06(b), if the Company, at any time or from time to time while any of the Common Stock is outstanding, issues or sells (i) any Common Stock at a price per share that is less than the Conversion Price then in effect or (ii) any Common Stock Equivalents that entitle the holder thereof to subscribe for, purchase or exercise a conversion or exchange right for, shares of Common Stock at a price per share of Common Stock that is less than the Conversion Price then in effect, (in each case, such price per share of common stock, the “New Issue Price”) then, and in each such case, the Conversion Rate will be adjusted to equal the “Adjusted Conversion Rate.” For purposes of determining the New Issue Price, there shall be taken into account any consideration received for such common stock or Common Stock Equivalents, and the value of such consideration, if other than cash, shall be determined in good faith by the Board of Directors of the Company, with the advice of a nationally-recognized valuation or investment advisory firm. The Adjusted Conversion Rate shall be determined according to the following formula:

CR 1= CR0 X	OS0 + X
OS0 + Y
where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Adjustment Date for such issuance;

CR1 =	the Adjusted Conversion Rate;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Adjustment Date on a fully diluted basis determined in accordance with the treasury stock method of computing fully diluted earnings per share in accordance with U.S. GAAP;

X =	(i) the total number of shares of Common Stock issued (in the case of an issuance or sale of Common Stock) or (ii) the total number of shares of Common Stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents); and

Y =	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable (before the deduction of any underwriting or placement agency fees, discounts, commissions and expenses) (i) in respect of such shares of Common Stock issued or sold (in the case of an issuance or sale of Common Stock) or (ii) in respect of the shares of Common Stock issuable upon exercise, conversion or exchange of the Common Stock Equivalents issued or sold (in the case of an issuance or sale of Common Stock Equivalents) divided by (B) the Conversion Price in effect immediately preceding such issuance or sale.

If an adjustment to the Conversion Rate in respect of the issuance or sale of a Common Stock Equivalent has been previously made pursuant to Section 14.06(b), Section 14.06(f) or this Section 14.06(g), the exercise of such Common Stock Equivalent in accordance with its terms existing at the time such adjustment was made shall not result in a further adjustment pursuant to Section 14.06(f) or this Section 14.06(g). If an adjustment to the Conversion Rate in respect of the issuance or sale of a Common Stock Equivalent was not required by Section 14.06(b), Section 14.06(f) or this Section 14.06(g), the exercise of such Common Stock Equivalent in accordance with its terms existing at the time of issuance shall not result in an adjustment pursuant to Section 14.06(f) above or this Section 14.06(g).
Notwithstanding the foregoing, if an adjustment to the Conversion Rate in respect of any issuance or sale of Common Stock or Common Stock Equivalents would be required pursuant to this Section 14.06(g) and also pursuant to Section 14.06(f) above, only the adjustment that results in the higher as-adjusted Conversion Rate shall be made.
(h) The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company. Whenever the Conversion Rate is increased pursuant to this Section 14.06(h), the Company shall mail to Holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
(i) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to any adjustments otherwise required by this Section 14.06, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
(j) All calculations under this Article 14 shall be made by the Company and shall be calculated to the nearest one-ten-thousandth of a share. No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate that the Company elects not to make and take them into account upon (1) any Conversion Date, (2) the occurrence of a Change of Control, (3) the Maturity Date and (4) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.
(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee and the Conversion Agent shall have received such Officer’s Certificate, the Trustee and the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of Notes. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 14.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company; provided, however, that such number of shares of Common Stock outstanding shall include shares of Common Stock issuable in respect of outstanding Warrants.
(m) Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a reverse share split or a share combination).
(n) Notwithstanding any of the foregoing, the applicable Conversion Rate will not be adjusted:
(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued (including, without limitation, the Series A Notes, the Series B Notes and any Series A Notes issued in exchange for Series B Notes as a result of a failure to consummate one or more Mandatory Conversions within the applicable time frame and any Warrants issued in connection with the transactions described in the Exchange Offer Document);
(iv) upon issuance of any shares of Common Stock issuable upon the exercise of Warrants issued pursuant to Section 14.16;
(v) upon issuance of any shares of Common Stock that are issued in order to redeem Common Stock (or issued pursuant to Common Stock Equivalents that are issued to redeem such Common Stock) that constitute Excess Shares under the Company’s Charter as amended from time to time;
(vi) for a change in the par value of the Common Stock; or
(vii) for accrued and unpaid interest and Supplementary Interest, if any.

(o) Except as stated herein, the applicable Conversion Rate will not be adjusted for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.
Section 14.07. Adjustment of Average Prices.
Whenever any provision of this Indenture requires the Company to calculate Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such prices are to be calculated.
Section 14.08. Adjustments Upon Fundamental Changes.
(a) If a Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Fundamental Change if the Conversion Notice of the Notes is received by the Conversion Agent from, and including, the Effective Date (as defined below) of the Fundamental Change up to, and including, the 35th Trading Day immediately following the Effective Date of such Fundamental Change.
(b) The number of Additional Shares by which the Conversion Rate will be increased will be determined by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Fundamental Change. If the holders of Common Stock receive only cash in such Fundamental Change that occurs as a result of a transaction or event described in clause (a) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five Trading Days ending on, and including, the Trading Day immediately preceding the Effective Date of the Fundamental Change. However, if the consideration for Common Stock in any Fundamental Change described in clause (a) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of Notes in connection with such Fundamental Change, the Company’s obligation to convert the Notes into cash will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment as described in Section 14.06), multiplied by such Stock Price. In such event, the Company’s obligation to convert the Notes into cash will be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

(c) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner as the Conversion Rate as set forth in Section 14.06.
The following table sets forth the number of Additional Shares per $1,000 principal amount of Notes for each Stock Price and Effective Date set forth below:

Effective Date	Stock Price
	$0.45	$0.50	$0.55	$0.60	$0.63
9/25/2011	748.3294	591.1127	473.8027	383.8891	0.0000
9/25/2012	596.114	406.1116	253.4141	127.2355	0.0000
9/25/2013	553.1110	368.2784	219.7179	96.7258	0.0000
9/25/2014	508.3360	332.1373	191.0734	74.8164	0.0000
9/25/2015	447.0650	286.5368	160.8011	58.3179	0.0000
9/25/2016	303.8829	180.5104	95.3750	31.8085	0.0000
The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
(i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.
(ii) If the Stock Price is greater than $0.63 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table above), no Additional Shares shall be added to the Conversion Rate.
(iii) If the Stock Price is less than $0.45 per share (subject to adjustment in the same manner as the Stock Prices as set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything to the contrary, in no event shall the total number of shares of Common Stock issuable upon conversion exceed $748 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 14.06.
(d) The Company shall notify the Holders of Notes of the Effective Date of any Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.
Section 14.09. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.
If any of the following events occur:
(a) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination);
(b) any consolidation, merger or combination involving the Company;
(c) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or
(d) any statutory share exchange;
in each case of clauses (a) — (d) as a result of which the Common Stock would be converted into, or exchanged for stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that at and after the effective time of such Merger Event, the right of a Holder to convert a Note will be changed into a right to convert such Note as set forth in this Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event. However, at and after the effective time of the Merger Event (x) the amount otherwise payable in cash upon conversion of the Notes as set forth in Section 14.05 will continue to be payable in cash, (y) the number of shares of Common Stock otherwise deliverable upon conversion of the Notes as set forth in Section 14.05 will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (z) the Daily VWAP will be calculated based on the value of a unit of Reference Property.
If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), (x) the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such election and (y) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock.

The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 14.09. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 14 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such reorganization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, then such supplemental indenture shall also be executed by such other Person.
The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 14.09 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 14.09 applies to any Merger Event, Section 14.06 shall not apply.
Section 14.10. Taxes on Shares and Warrants Issued.
Any issuance of Common Stock or Warrants on conversions of Series A Notes or Series B Notes (or any issuance of Series A Notes in exchange for Series B Notes pursuant to the last sentence of Section 14.04(c)) shall be made without charge to the converting Holder for any documentary, stamp or any similar issue or transfer tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock or Warrants on conversion of Series A Notes or Series B Notes pursuant hereto (or the issuance of Series A Notes in exchange for Series B Notes pursuant hereto). The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or Warrants (or Series A Notes) in any name other than that of the Holder of any Series A Notes or Series B Notes converted.
Section 14.11. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.
The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder).

Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.
The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).
The Company shall use its commercially reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
Section 14.12. Responsibility of Trustee.
The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes or the Company to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 14. The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 14.13. Notice to Holders Prior to Certain Actions. In case:
(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 14.06; or
(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 14.06; or
(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company; or
(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 6.01, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
Section 14.14. Stockholder Rights Plan.
To the extent that the Company has a stockholder rights plan in effect upon conversion of the Notes into Common Stock, each share of Common Stock issued upon conversion of Notes pursuant to this Article 14 shall be entitled to receive, in addition to any shares of Common Stock received in connection with such conversion, rights under the rights plan, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. If prior to any conversion, however, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 14.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.15. Company Determination Final.
Any determination that the Company or the Board of Directors must make pursuant to this Article 14 shall be conclusive and binding on the Holders and the parties to this Indenture if made in good faith, absent manifest error.
Section 14.16. Jones Act Restrictions.
Notwithstanding the other provisions of this Article 14, in order to facilitate the Company’s compliance with the provisions of 46 U.S.C. § 55102 and the regulations promulgated thereunder, commonly referred to as the “Jones Act,” and related Maritime Laws concerning the ownership of the Common Stock by Non-U.S. Citizens, with regard to its operation of vessels in the coastwise trade of the United States and with certain contractual obligations of the Company with the United States Government:
(a) In connection with any conversion of the Notes, the Holder (or, if not the Holder, the Person that the Holder has designated to receive the Common Stock issuable upon conversion of the Notes) shall advise the Company whether or not it satisfies the requirements to be a U.S. Citizen. Under its Charter, the Company may require a Holder (or, if not the Holder, the Person that the Holder has designated to receive the Common Stock issuable upon conversion of the Notes) to provide it with such documents and other information as it may request as reasonable proof of that the Holder (or, if not the Holder, such other Person that the Holder has designated to receive the Common Stock issuable upon conversion of the Notes) satisfies the requirements to be a U.S. Citizen.
(b) No Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive the Common Stock issuable upon conversion of the Notes) is a U.S. Citizen for purposes of Jones Act compliance may exercise any conversion right with respect to the Notes to the extent the receipt of the Common Stock, if any, deliverable upon conversion of the Notes would cause such Person or any Person whose ownership position would be aggregated with that of such Person to exceed 4.9% of the aggregate number of shares of Common Stock outstanding at such time (excluding, for purposes of this clause (b), shares of Common Stock issuable upon exercise or conversion of all outstanding Warrants and Notes).
(c) No Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive the stock issuable upon conversion of the Notes) is a U.S. Citizen for purposes of Jones Act compliance may convert any Notes to the extent the shares of Common Stock deliverable upon conversion of the Notes would constitute Excess Shares if they were issued, which shall be determined by the Company in its sole discretion at the time of any proposed conversion of any Notes. Instead, settlement of such shares will be made by delivering Warrants to such Holder in lieu of such Excess Shares on a one-for-one basis (i.e., such converting Holder will receive one Warrant in lieu of each share of Common Stock constituting an Excess Share).

Section 14.17. Limitation on Shares Deliverable Upon Conversion.
Notwithstanding anything contained herein, (i) any Series A Notes and Series B Notes may only be converted so long as the issuance of the shares of Common Stock upon conversion of such notes is permitted by all applicable laws, rules and regulations including the Delaware General Corporation Law ; and (ii) each Series A Note and each Series B Note shall initially be convertible into a maximum of 0.0506 shares of Common Stock which limitation shall not be of any force and effect immediately after the Company amends its Certificate of Incorporation so as to have sufficient shares of authorized Common Stock, that is neither issued and oustanding or otherwise reserved, to have available to satisfy the other provisions of this Indenture. The Company shall use its best efforts to amend its Charter as soon as possible after the date hereof so as to provide for sufficient shares of authorized Common Stock to satisfy all conversion obligations under the Series A Notes and the Series B Notes without giving effect to the limitation in (ii) in the preceding sentence.
ARTICLE 15
Intercreditor Agreement
Each Holder, by accepting a Note, agrees that the Convertible Note Liens, the First-Lien Note Liens, the Second-Lien Note Liens and the ABL Liens are subject to the terms of the Intercreditor Agreement. The Holders, by accepting a Note, hereby authorize and direct the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. In the event of a conflict or inconsistency between (a) the terms and provisions of this Indenture, the Notes or the Note Guarantees (on the one hand) and (b) the terms and provisions of the Intercreditor Agreement (on the other hand), the terms and provisions of the Intercreditor Agreement shall govern.
ARTICLE 16
Collateral
Section 16.01. Security Documents.
The Note Obligations are secured as provided in the Security Documents and the Intercreditor Agreement. The Company shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) necessary to maintain (at the sole cost and expense of the Company and the Guarantors) the security interest created by the Security Documents in the Collateral as a perfected security interest to the extent perfection is required by the Security Documents, subject only to Permitted Liens and terms, conditions and provisions of the Intercreditor Agreement.

Section 16.02. Collateral Agent.
(a) The Collateral Agent shall have all the rights and protections provided in the Security Documents and, additionally, shall have all the rights and protections in its dealings under the Security Documents as are provided to the Trustee under Article 8.
(b) Subject to Section 8.01, none of the Collateral Agent, Trustee, Paying Agent, Note Registrar or transfer agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, validity, perfection, priority, sufficiency, protection or enforcement of any Note Liens or any other security interest in the Collateral, or any defect or deficiency as to any such matters.
(c) Except as required or permitted by the Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Agent will not be obligated:
(1) to act upon directions purported to be delivered to it by any Person, except in accordance with the Security Documents;
(2) to foreclose upon or otherwise enforce any Note Lien; or
(3) to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.
(d) To the extent necessary to perfect the security interest in any of the Collateral, the Collateral Agent shall be entitled to appoint one or more sub-agents with respect to such Collateral.
Section 16.03. Authorization of Actions to Be Taken.
(a) Each Holder of Notes, by its acceptance thereof, (i) consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, (ii) authorizes and directs the Collateral Agent to enter into the Security Documents to which it is a party, (iii) authorizes and empowers the Collateral Agent to execute and deliver the Intercreditor Agreement and (iv) authorizes and empowers the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents to which the Collateral Agent is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.
(b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Agent under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of Section 8.01, Section 8.02, and the Security Documents, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
(1) foreclose upon or otherwise enforce any or all of the Note Liens;
(2) enforce any of the terms of the Security Documents to which the Collateral Agent is a party; or
(3) collect and receive payment of any and all Obligations.
Subject to the Intercreditor Agreement and at the Company’s sole cost and expense, the Trustee is hereby authorized and empowered by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of Holders or the Trustee.
Section 16.04. Release of Collateral.
(a) Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and the Intercreditor Agreement and in accordance with Article 11. In addition, the Company and the Guarantors will be entitled to the release of assets included in the Collateral from the Convertible Note Liens, and the Trustee shall (or, if the Trustee is not then the Collateral Agent, shall direct the Collateral Agent to) release the same from such Liens at the Company’s sole cost and expense, under any one or more of the following circumstances without the need for any further action by any Person:
(i) in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;
(ii) in part, as to any property that (1) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition, (2) is owned or at any time acquired by a Guarantor that has been released from its Guarantee pursuant to Section 10.05, concurrently with the release of such Guarantee or (3) is or becomes Excluded Assets;

(iii) in part, in accordance with the applicable provisions of the Security Documents and in accordance with applicable provisions of the Intercreditor Agreement;
(iv) as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the Holders of at least 90% aggregate principal amount of the Notes then outstanding voting as a single class (which consent may be obtained in connection with an exchange offer or tender offer and associated consent solicitation); and
(v) as to property that constitutes less than all or substantially all of the Collateral securing the Notes, with the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding voting as a single class (which consent may be obtained in connection with an exchange offer or tender offer and associated consent solicitation).
With respect to any release of Collateral requiring the Trustee’s consent or other release hereunder, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Security Documents and the Intercreditor Agreement to such release have been met and that it is proper for the Trustee or Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.
(b) Each of the Company and the Guarantors may, among other things, without any release or consent by the Trustee, but otherwise in compliance with the covenants of this Indenture and the Security Documents, conduct ordinary course activities with respect to the Collateral, including (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or interest and in connection with the Company’s cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Company’s or the Guarantors’ business.
The Company shall deliver to the Trustee within 30 calendar days following the end of each fiscal year (or such later date as the Trustee shall agree), an Officer’s Certificate to the effect that all releases and withdrawals during the preceding fiscal year (or since the date of this Indenture, in the case of the first such certificate) in which no release or consent of the Trustee was obtained in the ordinary course of the Company’s and Guarantors’ business pursuant to this Section 16.04(b) were not prohibited by this Indenture.
Section 16.05. Use of Collateral; Compliance with Section 314(d) of the Trust Indenture Act.
(a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, except to the extent otherwise provided in the Security Documents, this Indenture or the ABL Facility or other documentation governing the ABL Obligations, the Security Documents or this Indenture, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral to alter or repair the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.
(b) After qualification of this Indenture pursuant to the Trust Indenture Act, the Company and the Guarantors shall comply with § 314(d) of the Trust Indenture Act. Any certificate or opinion required by § 314(d) of the Trust Indenture Act may be made by an officer of the Company except in cases where § 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person will be an independent appraiser or other expert selected by the Company and reasonably satisfactory to the Trustee.
(c) So long as this Indenture is not qualified under the Trust Indenture Act, each of the Company and the Guarantors will not be required to comply with all or any portion of § 314(d) of the Trust Indenture Act if it determines, in good faith based on advice of counsel, that under the terms of § 314(d) of the Trust Indenture Act and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of § 314(d) of the Trust Indenture Act is inapplicable to released Collateral (including, without limitation, certain no-action letters issued by the Commission have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under an indenture in the ordinary course of an issuer’s business without requiring the issuer to provide certificates and other documents under § 314(d) of the Trust Indenture Act).

Section 16.06. Powers Exercisable by Receiver or Trustee.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 16 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 16; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.
Section 16.07. Voting.
In connection with any matter under the Security Agreement requiring a vote of holders of Secured Obligations (as defined in the Security Agreement), the holders of such Secured Obligations shall be treated as a single class and the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Security Agreement.
Section 16.08. Collateral Proceeds Account.
(a) Establishment of Collateral Proceeds Account. No later than the first date following the Issue Date on which the Company or any Guarantor receives any Net Proceeds that are expressly required pursuant to the provisions of Section 4.12 to be deposited into the Collateral Proceeds Account, there shall be established and, at all times thereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Agent the Collateral Proceeds Account. The Collateral Proceeds Account shall be established and maintained by the Collateral Agent at the office of the Collateral Agent. For the avoidance of doubt, no other deposit account or securities account shall be, or shall be deemed to be, the Collateral Proceeds Account, and for purposes of this Indenture, “Trust Monies” shall include only Net Proceeds required to be deposited into the Collateral Proceeds Account pursuant to the terms of Section 4.12, amounts deposited in the Collateral Proceeds Account in accordance with the Security Agreement and any investment return in respect thereof received by the Collateral Agent. The Company shall cause all Net Proceeds expressly required by Section 4.12 to be deposited into the Collateral Proceeds Account to be so deposited in the Collateral Proceeds Account and any such Trust Monies shall be held by and under the dominion and control of the Collateral Agent for its benefit and for the benefit of the Secured Parties (as defined in the Security Agreement) as a part of the Collateral until released in accordance with this Article 16.

(b) Withdrawal of Net Proceeds in Connection with Permitted Applications. To the extent that any Trust Monies consist of Net Proceeds of an Asset Sale or Casualty or Condemnation Event, such Trust Monies may be withdrawn by the Company and shall be paid by the Collateral Agent (upon the direction of the Trustee) to reimburse the Company or any Guarantor for expenditures made, or to pay costs to be incurred, by the Company or such Guarantor in connection with any application of such Net Proceeds permitted by Section 4.12, upon receipt by the Trustee and the Collateral Agent of an Officer’s Certificate, certifying that:
(i) such Trust Monies have been (or will be within 60 days of the requested date of release) applied as permitted by Section 4.12; and
(ii) to the extent required by Section 4.12 the Company has taken (or will take not later than 60 days following the application of such Net Proceeds) all steps, if any, required by the Security Documents in order to grant and/or perfect the security interest of the Collateral Agent in any assets in which such Net Proceeds have been reinvested (which Officer’s Certificate shall attach copies of (or forms of) any additional Security Documents or amendments thereto or filings thereunder, if any, required to comply with the Security Documents and Section 4.12).
Upon compliance with the foregoing provisions of this Section 16.08(b), the Collateral Agent shall, upon receipt of a written request by the Company (which may be contained in the Officer’s Certificate), pay an amount of Trust Monies equal to the amount specified in the Officer’s Certificate required by this Section 16.08(b) as directed by the Company.
(c) Withdrawal of Net Cash Proceeds to Fund a Net Proceeds Offer or Release Following a Net Proceeds Offer. To the extent that any Trust Monies consist of Net Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.12 and a Net Proceeds Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Company and shall be paid by the Collateral Agent to the Paying Agent for application in accordance with Section 4.12 upon receipt by the Trustee and the Collateral Agent of an Officer’s Certificate, dated not more than 10 days prior to the purchase date, setting forth the amount of Excess Proceeds, as applicable, subject to the Net Proceeds Offer and the date on which Notes and Permitted Additional Pari Passu Obligations are to be purchased, and certifying that:
(i) (x) such Trust Monies constitute Net Proceeds and (y) pursuant to and in accordance with Section 4.12, the Company has made a Net Proceeds Offer; and
(ii) all conditions precedent and covenants herein provided for such application of Trust Monies have been satisfied.

Upon compliance with the foregoing provisions of this Section 16.08(c), the Collateral Agent shall apply the Trust Monies as directed and specified by the Company, subject to Section 4.12 (including to return to the Company any such amount of Excess Proceeds that are subject to the Net Proceeds Offer and that are not required to be applied to the purchase of Notes or Permitted Additional Pari Passu Obligations pursuant to Section 4.12).
(d) Investment of Trust Monies. So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by (or held in an account subject to the sole control of) the Collateral Agent shall from time to time be invested or reinvested by the Collateral Agent in any Cash Equivalents pursuant to a written request by the Company in the form of an Officer’s Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents; and the Collateral Agent shall sell any such Cash Equivalent only upon receipt of such a written request by the Company specifying the particular Cash Equivalent to be sold, unless otherwise required under the Security Agreement. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.
The Trustee and Collateral Agent shall not be liable or responsible for any loss, fee, tax or other charge resulting from such investments, reinvestments or sales except only for their own negligent action, their own negligent failure to act or their own willful misconduct in complying with this Section 16.08 as determined in a court of competent jurisdiction in a final and non-appealable decision.
(e) Application of Other Trust Monies. The Collateral Agent shall return all Trust Monies to the Company upon any satisfaction and discharge of this Indenture under Article 4. The Collateral Agent shall have all rights and remedies with respect to the Collateral Proceeds Account and any Trust Monies as provided in the Security Documents.
Section 16.09. Appointment and Authorization of U.S. Bank National Association as Collateral Agent.
(a) U.S. Bank National Association is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto.

(b) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have (i) any duties or responsibilities except those expressly set forth herein or therein or (ii) any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.
The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.
Section 16.10. Recordings and Opinions.
(a) The Company and the Guarantors will furnish to the Collateral Agent and the Trustee (i) immediately prior to the Issue Date and (ii) on April 15 of each year beginning with April 15, 2012, an Opinion of Counsel, dated as of such date:
(1) stating that, in the opinion of such counsel, (A) action has been taken with respect to the recording, execution, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, mortgages, financing statements, continuation statements, filings with the United States Patent and Trademark Office and the United State Copyright Office or notices, recordings or other instruments of further assurance as is necessary to maintain the Liens intended to be created by the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, mortgages, filings with the United States Patent and Trademark Office and the United State Copyright Office and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and perfect the Convertible Note Liens, to the extent the Convertible Note Liens can be perfected by such; and
(2) stating that, in the opinions of such counsel, no further action is necessary to maintain such Liens as effective and perfected.

ARTICLE 17
Miscellaneous Provisions
Section 17.01. Provisions Binding on Company’s Successors.
All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
Section 17.02. Official Acts by Successor.
Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.
Section 17.03. Addresses for Notices, Etc.
Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by overnight delivery addressed (until another address is filed by the Company with the Trustee) to Horizon Lines, Inc., 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211, to the attention of the Vice President, General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.
The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.
Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 17.04. Governing Law.
THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREUNDER THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.
(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(i) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 17.05(b)) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 17.05(b)) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
(b) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(i) a statement that the Person making such certificate or opinion has read such covenant or condition;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 17.06. Legal Holidays.
In any case where any Interest Payment Date, Change of Control Purchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.
Section 17.07. Trust Indenture Act.
This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act upon such qualification; provided that this Section 17.07 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. Except as expressly provided for herein prior to the qualification of this Indenture under the Trust Indenture Act, if any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
Section 17.08. Benefits of Indenture.
Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 17.09. Table of Contents, Headings, Etc.
The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 17.10. Authenticating Agent.
The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.07, Section 4.12, Section 4.16 and Section 11.04, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.
Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 17.10, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such Holders appear on the Note Register.
The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 17.10 shall be applicable to any authenticating agent.
If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
                                                            ,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer
Section 17.11. Execution in Counterparts.
This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
Section 17.12. Severability.
In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 17.13. Waiver of Jury Trial.
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 17.14. Consent to Jurisdiction; Consent to Service of Process.
(a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. The Company further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Company at Horizon Lines, Inc., 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211, to the attention of the President and Chief Executive Officer. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 17.15. Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 17.16. Currency Indemnity.
U.S. dollars are the sole currency of account and payment for all sums payable by the Company in cash under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (as a result of, or through the enforcement of, a judgment or order of a court of any jurisdiction, in the Company’s winding-up or dissolution or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify such Holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such Holder, such Holder will, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase.
Section 17.17. Calculations.
Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices, accrued interest (including Supplementary Interest, if any) payable on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of that Holder.
Section 17.18. U.S.A. Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with all such information as it may request in order to satisfy the requirements or its obligations under such act.
Section 17.19. Conflict with Other Documents.
In the event of a conflict between (a) this Indenture and (b) the Notes or the Note Guarantees, the terms and provisions of this Indenture shall control. In the event of a conflict between (x) this Indenture and (y) any Security Documents (other than the Intercreditor Agreement), the terms and provisions of this Indenture shall control.
Section 17.20. Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate pursuant to § 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Note Registrar and anyone else shall have the protection of § 312(c) of the Trust Indenture Act.

Section 17.21. Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 17.22. No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

HORIZON LINES, INC.
By:
Name:
Title:

HORIZON LINES, LLC
HORIZON LINES HOLDING CORP.
HAWAII STEVEDORES, INC.
HORIZON LINES OF PUERTO RICO, INC.
HORIZON LINES OF ALASKA, LLC
HORIZON LINES OF GUAM, LLC
HORIZON LINES VESSELS, LLC
H-L DISTRIBUTION SERVICE, LLC
HORIZON LOGISTICS, LLC
AERO LOGISTICS, LLC
SEA-LOGIX, LLC
HORIZON SERVICES GROUP, LLC

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent
By:
Name:
Title:

2

EXHIBIT A
[FORM OF FACE OF SERIES A NOTE]
[INCLUDE IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

HORIZON LINES, INC.
6.00% Series A Convertible Senior Secured Note due 2017

No.	Initially $
CUSIP No. 44044K AC5
Horizon Lines, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                      DOLLARS (which amount may from time to time be increased or decreased to such other principal amounts as permitted by the Indenture by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on April 15, 2017, and interest thereon as set forth below.
This Note shall bear interest at the rate of 6.00% per year (subject to increase pursuant to Section 7.01 of the Indenture) from October 5, 2011, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until April 15, 2017. Interest is payable semi-annually in arrears on each April 15 and October 15, commencing April 15, 2012, to Holders of record at the close of business on the preceding April 1 and October 1 (whether or not such day is a Business Day), respectively.
The Company will pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of 7.00% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be not more than 15 calendar days and not less than 10 calendar days prior to the day fixed by the Company for the payment of such interest, whether or not such day is a Business Day. The Company shall notify the Trustee in writing at least 25 calendar days prior to the special record date of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment and the special record date therefor to be mailed, first-class postage prepaid, to each holder at its address as it appears in the Note Register or shall facilitate the transmission of such notice through DTC, not less than 10 calendar days prior to such special record date.
Payment of the principal of, and accrued and unpaid interest on, this Note shall be made at the office or agency of the Company maintained for that purpose in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest may be paid by check mailed to such Holder’s address as it appears in the Note Register; provided further, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $5,000,000, at the application of such Holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, accrued and unpaid interest on such Holder’s Notes shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock or Warrants, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State without regard to conflicts of laws principles thereunder that would indicate the applicability of the laws of any other jurisdiction.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

HORIZON LINES, INC.
By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF SERIES A NOTE]
HORIZON LINES, INC.
6.00% Series A Convertible Senior Secured Note due 2017
This Note is one of a duly authorized issue of the Notes of the Company, designated as its 6.00% Series A Convertible Senior Secured Notes due 2017 (herein called the “Series A Notes” and together with the Series B Notes, the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of October 5, 2011 (herein called the “Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. In the event of any conflict or inconsistency between the terms and provisions of this Note and the terms and provisions of the Indenture, the terms and provisions of the Indenture shall control. Following the Issue Date, the Notes and the related Note Guarantees are secured obligations of the Company and the relevant Guarantors. The Notes and the related Note Guarantees are secured by a pledge of the Collateral pursuant to the Security Documents referred to in the Indenture. The Convertible Note Liens, which secure the Notes and the related Note Guarantees, the ABL Liens, the First-Lien Note Liens and the Second-Lien Note Liens are subject to the terms of the Intercreditor Agreement. Each Holder, by accepting a Note agrees that the Convertible Note Liens, the ABL Liens, the First-Lien Note Liens and the Second-Lien Note Liens are subject to the terms of the Intercreditor Agreement. The Holders, by accepting a Note, hereby authorize and direct the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. Additional Series A Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued and unpaid interest, if any, on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Change of Control Purchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
The Notes are issuable in registered form without coupons in denominations of $1.00 principal amount and integral multiples of $1.00. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange of Notes being different from the name of the Noteholder of the old Notes surrendered for such exchange.
The Notes are not subject to redemption through the operation of any sinking fund or otherwise.
Upon the occurrence of a Change of Control, the Company will offer to purchase any and all of the Notes. The Holder has the right, at such Holder’s option, to accept such offer and require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1.00 or integral multiples thereof) on the Change of Control Purchase Date at a price equal to the Change of Control Purchase Price.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1.00 or an integral multiple thereof, into shares of Common Stock or Warrants, as applicable, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
Capitalized terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

SCHEDULE A
HORIZON LINES, INC.
6.00% Series A Convertible Senior Secured Notes due 2017
The initial principal amount of this Global Note is $_____. The following increases or decreases in this Global Note have been made:

			Principal Amount	Signature of
	Amount of	Amount of	of this Global Note	authorized
	decrease in	increase in	following such	signatory of
	Principal Amount	Principal Amount	decrease or	Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase	Custodian

EXHIBIT B
[FORM OF FACE OF SERIES B NOTE]
[INCLUDE IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

HORIZON LINES, INC.
6.00% Series B Convertible Senior Secured Note

No. _____	Initially $ _____
CUSIP No. 44044K AD3
Horizon Lines, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                      DOLLARS (which amount may from time to time be increased or decreased to such other principal amounts as permitted by the Indenture by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) when due in accordance with the Indenture, and interest thereon as set forth below.
This Note shall bear interest at the rate of 6.00% per year (subject to increase pursuant to Section 7.01 of the Indenture) from October 5, 2011, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until the Note is mandatorily converted. Interest is payable semi-annually in arrears on each April 15 and October 15, commencing April 15, 2012, to Holders of record at the close of business on the preceding April 1 and October 1 (whether or not such day is a Business Day), respectively.
The Company will pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of 7.00% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be not more than 15 calendar days and not less than 10 calendar days prior to the day fixed by the Company for the payment of such interest, whether or not such day is a Business Day. The Company shall notify the Trustee in writing at least 25 calendar days prior to the special record date of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment and the special record date therefor to be mailed, first-class postage prepaid, to each holder at its address as it appears in the Note Register or shall facilitate the transmission of such notice through DTC, not less than 10 calendar days prior to such special record date.
Payment of the principal of, and accrued and unpaid interest on, this Note shall be made at the office or agency of the Company maintained for that purpose in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest may be paid by check mailed to such Holder’s address as it appears in the Note Register; provided further, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $5,000,000, at the application of such Holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, accrued and unpaid interest on such Holder’s Notes shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock or Warrants, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State without regard to conflicts of laws principles thereunder that would indicate the applicability of the laws of any other jurisdiction.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

HORIZON LINES, INC.
By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF SERIES B NOTE]
HORIZON LINES, INC.
6.00% Series B Convertible Senior Secured Note
This Note is one of a duly authorized issue of the Notes of the Company, designated as its 6.00% Series B Convertible Senior Secured Notes (herein called the “Series B Notes” and together with the Series A Notes, the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of October 5, 2011 (herein called the “Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. In the event of any conflict or inconsistency between the terms and provisions of this Note and the terms and provisions of the Indenture, the terms and provisions of the Indenture shall control. Following the Issue Date, the Notes and the related Note Guarantees are secured obligations of the Company and the relevant Guarantors. The Notes and the related Note Guarantees are secured by a pledge of the Collateral pursuant to the Security Documents referred to in the Indenture. The Convertible Note Liens, which secure the Notes and the related Note Guarantees, the ABL Liens, the First-Lien Note Liens and the Second-Lien Note Liens are subject to the terms of the Intercreditor Agreement. Each Holder, by accepting a Note agrees that the Convertible Note Liens, the ABL Liens, the First-Lien Note Liens and the Second-Lien Note Liens are subject to the terms of the Intercreditor Agreement. The Holders, by accepting a Note, hereby authorize and direct the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto.
In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued and unpaid interest, if any, on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Change of Control Purchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
The Notes are issuable in registered form without coupons in denominations of $1.00 principal amount and integral multiples of $1.00. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange of Notes being different from the name of the Noteholder of the old Notes surrendered for such exchange.
The Notes are not subject to redemption through the operation of any sinking fund or otherwise.
Upon the occurrence of a Change of Control, the Company will offer to purchase any and all of the Notes. The Holder has the right, at such Holder’s option, to accept such offer and require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1.00 or integral multiples thereof) on the Change of Control Purchase Date at a price equal to the Change of Control Purchase Price.
Subject to the provisions of the Indenture, on the 90th day following the Issue Date (or if such day is not a Business Day, the next following Business Day), the Company will mandatorily convert $50.0 million aggregate principal amount of the Series B Notes (the “Initial Mandatory Conversion”), and on the 270th day following the Issue Date (or if such day is not a Business Day, the next following Business Day), the Company will mandatorily convert the remaining $50.0 million aggregate principal amount of the Series B Notes (the “Second Mandatory Conversion” and, together with the Initial Mandatory Conversion, the “Mandatory Conversions”), in each case on a pro rata basis at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Notwithstanding the foregoing, (i) the Company will not be permitted to effect any Mandatory Conversion at any time that a registered class of the Company’s Common Stock is not listed on either the New York Stock Exchange or the NASDAQ Stock Market or the Company or any Guarantor is in default under the Notes, the First-Lien Notes, the Second-Lien Notes, the ABL Facility or any Permitted Additional Pari Passu Obligations, and (ii) the Company will not be permitted to effect the Second Mandatory Conversion unless a registration statement with respect to the resale of Series A Notes and shares of Common Stock and Warrants has been filed with the Commission in accordance with the Registration Rights Agreement and has been declared effective by the Commission and remains effective as of the time of such Second Mandatory Conversion.
If the Company is unable to effect a Mandatory Conversion on the date designated for such Mandatory Conversion as a result of the Company’s failure to comply with the conditions in (i) or (ii) above, such Mandatory Conversion shall be effected on the third Business Day following the satisfaction of such conditions, as certified in an Officer’s Certificate delivered to the Trustee. If the Company is unable to effect one or both of the Mandatory Conversions before the one-year anniversary of the Issue Date, any remaining unconverted Series B Notes will be converted into Series A Notes on such date.
Capitalized terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

SCHEDULE A
HORIZON LINES, INC.
6.00% Series B Convertible Senior Secured Notes
The initial principal amount of this Global Note is $                    . The following increases or decreases in this Global Note have been made:

			Principal Amount	Signature of
	Amount of	Amount of	of this Global Note	authorized
	decrease in	increase in	following such	signatory of
	Principal Amount	Principal Amount	decrease or	Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase	Custodian

EXHIBIT C
[FORM OF CONVERSION NOTICE]

To:	HORIZON LINES, INC. U.S. BANK NATIONAL ASSOCIATION, as Trustee and Conversion Agent
The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1.00 principal amount or an integral multiple thereof) below designated, into shares of Common Stock or Warrants, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any share of Common Stock or Warrants issuable and deliverable upon such conversion, together with any cash and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any share of Common Stock or Warrants or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if
shares of Common Stock are to be issued, or
Notes to be delivered, other than
to and in the name of the registered Holder.

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Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

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EXHIBIT D
[FORM OF CHANGE OF CONTROL PURCHASE NOTICE]

To:	HORIZON LINES, INC. U.S. BANK NATIONAL ASSOCIATION, as Trustee
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Horizon Lines, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company, offering to purchase the Notes and specifying the Change of Control Purchase Date. The undersigned registered owner of this Note hereby accepts the Company’s offer to purchase the Notes and instructs the Company to pay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1.00 principal amount or an integral multiple thereof) below designated, and (2) if such Change of Control Purchase Date does not fall during the period after an Interest Record Date and on or prior to the Business Day after the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Change of Control Purchase Date.
In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:
Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all):
$ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-1

EXHIBIT E
[FORM OF ASSIGNMENT AND TRANSFER]
For value received                                                              hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                               attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered Holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without

E-1

EXHIBIT F
FORM OF NOTATION OF GUARANTEE
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 5, 2011 (the “Indenture”) among Horizon Lines, Inc. (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Supplementary Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee or Collateral Agent all in accordance with the terms of the Indenture and other Note Documents and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee and Collateral Agent pursuant to the Note Guarantee, the Indenture and other Note Documents are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.
[Signature Page Follows]

F-1

HORIZON LINES, LLC
HORIZON LINES HOLDING CORP.
HAWAII STEVEDORES, INC.
HORIZON LINES OF PUERTO RICO, INC.
HORIZON LINES OF ALASKA, LLC
HORIZON LINES OF GUAM, LLC
HORIZON LINES VESSELS, LLC
H-L DISTRIBUTION SERVICE, LLC
HORIZON LOGISTICS, LLC
AERO LOGISTICS, LLC
SEA-LOGIX, LLC
HORIZON SERVICES GROUP, LLC

By:
Name:
Title:

F-2

EXHIBIT G
[FORM OF SUPPLEMENTAL INDENTURE]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [          ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of HORIZON LINES, INC. (or its successor), a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
WHEREAS the Company (or its successor) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October [4], 2011, providing for the issuance of the Company’s 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Notes”) and its 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Series B Notes” and, together with the Series A Notes, the “Notes”), initially in an aggregate principal amount of $178,781,456 in the case of the Series A Notes and in an aggregate principal amount of $99,323,032 in the case of the Series B Notes;
WHEREAS Section 4.18(l) of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s Obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein; and
WHEREAS pursuant to Section 11.01 of the Indenture, the Trustee, the Company and other existing Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

G-1

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 17.03 of the Indenture.
4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

G-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

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